UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.      )

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M&F BANCORP, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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M&F BANCORP, INC.
__________________________________________________

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JUNE 9, 2009
__________________________________________________

TO OUR STOCKHOLDERS:

You are invited to attend the 2009 annual meeting of stockholders (the “Annual Meeting”) of M&F Bancorp, Inc. (the “Corporation”) to be held at its principal executive offices located at the M&F Bank Corporate Center Auditorium, 2634 Durham Chapel Hill Boulevard, Durham, North Carolina 27707 on Tuesday, June 9, 2009 at 6:00 p.m. local time. At the Annual Meeting, you will be asked to:

1.	Elect seven people to serve on the Board of Directors of the Corporation until the 2010 annual meeting of stockholders or until their successors are elected and qualified;

2.	Consider and vote upon a proposal to amend the Articles of Incorporation of the Corporation to eliminate preemptive rights for stockholders;

3.
Consider and vote upon a proposal to amend the Articles of Incorporation of the Corporation to change the authorized number of shares and classes of capital stock of the Corporation by establishing a class of preferred stock;

4.	Ratify the appointment of Grant Thornton, LLP as the independent auditor for the Corporation for the fiscal year ending December 31, 2009;

5.	Consider and vote upon a proposal to amend the Articles of Incorporation of the Corporation to eliminate cumulative voting rights in the election of directors;

6.
Consider and vote upon a proposal to amend the Articles of Incorporation of the Corporation to change the authorized number of shares and classes of capital stock of the Corporation by increasing the number of authorized shares of common stock of the Corporation from five million (5,000,000) to ten million (10,000,000); and

7.
Consider any other business that may properly be brought before the Annual Meeting or any adjournment thereof. The Board of Directors does not know of any other business to be considered at the Annual Meeting.

Stockholders of record at the close of business on April 1, 2009 are entitled to vote at the Annual Meeting or any adjournment thereof.  In the event there are not sufficient shares present in person or by proxy to constitute a quorum or to approve or ratify any proposal at the time of the Annual Meeting, the Annual Meeting may be adjourned in order to permit further solicitation of proxies by the Corporation. You are entitled to assert dissenters’ rights under Article 13 of the North Carolina Business Corporation Act, a copy of which is attached, in connection with Proposals 2 and 5 above.  In order to perfect dissenters’ rights, you must comply in full with the requirements of North Carolina law.

BY ORDER OF THE BOARD OF DIRECTORS

Kim D. Saunders
President and Chief Executive Officer
Durham, North Carolina
April 30, 2009

You may vote your shares at the Annual Meeting via the internet, by telephone, by mail or in person.  A form of proxy is enclosed to enable you to vote your shares by mail.  Alternatively, instructions for electronic and telephone voting are provided on the form of proxy.  You are urged, regardless of the number of shares you hold, to register your proxy promptly by following the instructions on the enclosed proxy card.  A return envelope, which requires no postage if mailed in the United States, is enclosed for your convenience if you choose to vote by mail.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to Be Held on June 9, 2009. The Notice, Proxy Statement and the Annual Report to Stockholders for the year ended December 31, 2008 are also available at http://www.snl.com/Irweblinkx/docs.aspx?iid=4050540. You may also access the above off-site website by going to www.mfbonline.com and clicking on the links.

M&F BANCORP, INC.
2634 Durham Chapel Hill Blvd.
Durham, North Carolina 27707
(919) 687-7800

PROXY STATEMENT

This Proxy Statement is being furnished to stockholders of M&F Bancorp, Inc. (the “Corporation”) in connection with the solicitation by the Board of Directors of the Corporation (the “Board of Directors” or the “Board”) of proxies to be used at the 2009 annual meeting of stockholders (the “Annual Meeting”). This Proxy Statement and the enclosed proxy are being mailed to stockholders on or about April 30, 2009.

INFORMATION ABOUT THE ANNUAL MEETING

When and Where is the Annual Meeting?

The Annual Meeting will be held at 6:00 p.m. local time on June 9, 2009 at the M&F Bank Corporate Center Auditorium, 2634 Durham Chapel Hill Boulevard, Durham, North Carolina 27707.

What Matters Will be Voted on at the Annual Meeting?

At the Annual Meeting, you will be asked to:

•	Elect seven people to serve on the Board of Directors until the annual meeting of stockholders in 2010 or until their successors are elected and qualified;

•
Consider and vote upon a proposal to amend the Articles of Incorporation of the Corporation to eliminate preemptive rights for stockholders (the “Preemptive Rights Amendment”);THE BOARD OF DIRECTORS INTEND TO VOTE THEIR INDIVIDUAL SHARES OF COMMON STOCK FOR PROPOSAL 2: PREEMPTIVE RIGHTS AMENDMENT, AND THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMEND A VOTE FOR PROPOSAL 2: PREEMPTIVE RIGHTS AMENDMENT;

•
Consider and vote upon a proposal to amend the Articles of Incorporation of the Corporation to change the authorized number of shares and classes of capital stock of the Corporation by establishing a class of preferred stock (the “Preferred Stock Amendment”); THE BOARD OF DIRECTORS INTEND TO VOTE THEIR INDIVIDUAL SHARES OF COMMON STOCK FOR PROPOSAL 3: PREFERRED STOCK AMENDMENT, AND THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMEND A VOTE FOR PROPOSAL 3: PREFERRED STOCK AMENDMENT;

•
Ratify the appointment of Grant Thornton, LLP (“Grant Thornton”) as the Corporation’s independent auditor for the fiscal year ending December 31, 2009; THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR RATIFICATION OF THE APPOINTMENT OF GRANT THORNTON, LLP AS INDEPENDENT AUDITOR FOR THE CORPORATION FOR THE FISCAL YEAR ENDING DECEMBER 31, 2009;

•
Consider and vote upon a proposal to amend the Articles of Incorporation of the Corporation to eliminate cumulative voting rights in the election of directors (the “Cumulative Voting Amendment”); THE BOARD OF DIRECTORS INTEND TO VOTE THEIR INDIVIDUAL SHARES OF COMMON STOCK FOR PROPOSAL 5:  CUMULATIVE VOTING AMENDMENT, AND THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMEND A VOTE FOR PROPOSAL 5:  CUMULATIVE VOTING AMENDMENT;

•
Consider and vote upon a proposal to amend the Articles of Incorporation of the Corporation to change the authorized number of shares and classes of capital stock of the Corporation by increasing the number of authorized shares of common stock of the Corporation from five million (5,000,000) to ten million (10,000,000) (the “Common Stock Amendment”); THE BOARD OF DIRECTORS INTEND TO VOTE THEIR INDIVIDUAL SHARES OF COMMON STOCK FOR PROPOSAL 6: COMMON STOCK AMENDMENT, AND THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMEND A VOTE FOR PROPOSAL 6: COMMON STOCK AMENDMENT; and

•	Consider and vote upon any other business that may properly come before the Annual Meeting or any adjournment thereof.

Who is Entitled to Vote?

Only stockholders of record at the close of business on the record date, April 1, 2009, are entitled to receive notice of and to vote at the Annual Meeting.  On April 1, 2009, there were 2,031,337 shares of the Corporation’s common stock outstanding and there were approximately 1,091 stockholders of record.  Each share of the Corporation’s common stock is entitled to one vote on each matter considered at the Annual Meeting, except that stockholders can cumulate their votes in the election of directors.

What Constitutes a Quorum?

The presence at the Annual Meeting, in person or by proxy, of a majority of the outstanding shares eligible to vote at the Annual Meeting is required for a quorum.  Abstentions, broker non-votes and votes withheld from any director nominee count as “shares present” at the Annual Meeting for purposes of determining a quorum.

What Vote is Required to Approve Each Proposal?

Election of Directors.  The seven nominees for election as directors who receive the greatest number of votes will be elected directors.  Votes may be cast in favor of some or all of the nominees or withheld as to some or all of the nominees.  Stockholders can cumulate their votes in the election of directors.

Preemptive Rights Amendment and the Cumulative Voting Amendment. The proposals to amend the Corporation’s Articles of Incorporation to eliminate preemptive rights for stockholders and to eliminate cumulative voting rights in the election of directors must be approved by the affirmative vote of the holders of a majority of the shares of common stock entitled to vote at the Annual Meeting.

Ratification of Independent Auditor.  The Audit Committee of the Board of Directors has appointed Grant Thornton to act as the independent auditor for the Corporation for the year ending December 31, 2009.  Ratification of this proposal requires the affirmative vote of the holders of a majority of the shares of common stock voted on the proposal.

Preferred Stock Amendment and Common Stock Amendment.  The proposals to amend the Corporation’s Articles of Incorporation by establishing a class of preferred stock and increasing the number of authorized shares of common stock each must be approved by the affirmative vote of the holders of a majority of the shares of common stock voted on the proposal.

Other Matters. Any other matters presented for consideration at the Annual Meeting or any adjournment thereof will require the affirmative vote of the holders of a majority of the shares of common stock voted on the matter.  Management currently knows of no other matters to be presented at the Annual Meeting.

Abstentions and Broker Non-Votes. Abstentions and broker “non-votes” are not counted as votes cast. Accordingly, abstentions and broker “non-votes” will have the same effect as a vote AGAINST the Preemptive Rights Amendment and the Cumulative Voting Amendment.  Abstentions and broker “non-votes” will have no effect on the other proposals. A broker “non-vote” occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee has not received instructions from the beneficial owner and does not have discretionary voting power for that particular item. You should therefore provide your broker with instructions as to how to vote your shares.
How Do I Vote?

Stockholders are requested to submit their proxy by following the instructions on the enclosed proxy card.  Stockholders may vote in person, by mail via the enclosed proxy, by telephone or via the internet. Any stockholder may vote for, against or abstain with respect to any matter to come before the Annual Meeting.  If the proxy is properly completed and voted via the internet, by telephone or in writing, and not revoked, it will be voted in accordance with the instructions given.  If the proxy is returned with no instructions given, the proxy will be voted FOR all the proposals described in this Proxy Statement.  If instructions are given for some but not all proposals, the instructions that are given will be followed and the proxy will be voted FOR the proposals on which no instructions are given. If any other matters are properly presented at the Annual Meeting for consideration, the persons named in the proxy will have discretion to vote on those matters according to their best judgment.  “Street name” stockholders who wish to vote in person at the Annual Meeting will need to obtain a proxy form from the institution that holds their shares.

Can I Change My Vote After I Submit My Proxy?

Yes.  Even after you have submitted your proxy, your proxy can be withdrawn at any time before it is voted by:

•	delivering written notice to the Corporate Secretary, M&F Bancorp, Inc., 2634 Durham Chapel Hill Boulevard, Durham, North Carolina 27707, before the vote at the Annual Meeting, or
•      completing and returning a later dated proxy, or
•      re-voting via telephone before the cut-of time indicated on the proxy card, or
•      re-voting via the internet before the cut-of time indicated on the proxy card, or
•	attending the Annual Meeting and voting in person.

Who Pays the Cost of Soliciting Proxies?

The Corporation will bear the cost of soliciting proxies for the Annual Meeting.  In addition to soliciting proxies by mail, directors, officers and employees of the Corporation and its bank subsidiary, Mechanics and Farmers Bank (the “Bank”), may solicit proxies personally, by telephone, fax or email.  No director, officer or employee of the Corporation or the Bank who solicits proxies will receive any compensation for his or her solicitation efforts other than his or her regular compensation for the positions held.  The Corporation has also made arrangements with Regan & Associates, Inc. to assist it in soliciting proxies and has agreed to pay that firm a fee not expected to exceed $12,000 for these services. In addition, the Corporation will request that banks, brokers and other record holders send proxies and proxy materials to the beneficial owners of the Corporation’s common stock and secure their voting instructions, if necessary. The Corporation will reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable expenses related to mailing proxy materials to beneficial owners.

Do I have Dissenters’ Rights?

As a stockholder, you have the right to dissent from the Preemptive Rights Amendment and the Cumulative Voting Amendment, as described in the sections entitled “Proposal 2:  Preemptive Rights Amendment” and “Proposal 5:  Cumulative Voting Amendment,” and demand payment of the fair value of your shares of common stock.  Your right to dissent is conditioned on your strict compliance with the requirements of Article 13 of the North Carolina Business Corporation Act (the “NCBCA”), a copy of which is included as Appendix A to this Proxy Statement.  If you desire to preserve your statutory dissenters’ rights, you must carefully follow the procedures described in the section entitled “Proposals 2 and 5:  Dissenters’ Rights.” Your failure to comply precisely with all procedures required by North Carolina law may result in the loss of your dissenters’ rights.

In order to exercise dissenters’ rights, a stockholder must not vote in favor of both the Preemptive Rights Amendment and the Cumulative Voting Amendment, and must give the written notice required by Article 13 of the NCBCA.  Stockholders should note that the return of a signed unmarked proxy will be considered a vote in favor of both the Preemptive Rights Amendment and the Cumulative Voting Amendment, and a stockholder vote against the Preemptive Rights Amendment and the Cumulative Voting Amendment alone will not satisfy the Article 13 written notice requirements.

STOCK OWNERSHIP

Who are the Owners of the Greatest Percentage of the Corporation’s Common Stock?

The following table shows all “persons” or “groups,” as defined in the Securities Exchange Act of 1934, as amended (the “Exchange Act”), who are known to the Corporation to beneficially own more than 5% of the Corporation’s common stock as of April 1, 2009:

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership[1]	Percent of Outstanding Common Stock[2]
Dr. Vivian M. Sansom[3] 1521 Cross Link Road Raleigh, NC 27610	180,798	8.9%
Mrs. Selena W. Wheeler 2029 Heritage Pines Drive Cary, NC 27519	163,234	8.0%
North Carolina Mutual Life Insurance Company (“NC Mutual”) 411 West Chapel Hill Street Durham, NC 27701	186,040	9.2%
Ms. Julia W. Taylor[4] 2029 Heritage Pines Drive Cary, NC 27519	211,712	10.4%
________________
[1]	Unless otherwise noted, all shares are owned directly of record by the named persons, their spouses and minor children, or by other entities controlled by the named persons.
[2]	Based upon a total of 2,031,337 shares of common stock outstanding as of April 1, 2009.
[3]	Pursuant to a Power of Attorney, Dr. Sansom’s sons, Joseph M. Sansom and James E. Sansom, each have voting and investment powers over Dr. Sansom’s shares of common stock.
[4]
Includes 163,234 shares of common stock owned by Mrs. Wheeler, for whom Ms. Taylor serves as attorney-in-fact pursuant to a Power of Attorney and, as such, has certain voting and investment powers over these shares.

How Much Stock Do Directors, Nominees and Executive Officers of the Corporation and the Bank Own?

Set forth below is certain information, as of April 1, 2009, regarding shares of common stock owned beneficially by the members of the Board (including members who resigned, or whose terms expired, during 2008), nominees to the Board, members of the board of directors of the Bank (the “Bank Board”), certain executive officers of the Corporation and the Bank, and the directors, nominees and executive officers as a group.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership[1]	Percent of Outstanding common stock[2]
William V. Bell Director of the Bank 1003 Huntsman Drive Durham, NC 27713	1,500	__
George W. Brooks Director of the Bank 1301 Alamance Church Rd., Greensboro, NC 27406	500	__
Willie T. Closs, Jr. Director of the Corporation and the Bank 411 West Chapel Hill Street Durham, NC 27701	400	*
Genevia Gee Fulbright Former Director of the Corporation and the Bank P.O. Box 13156 Research Triangle Park, NC 27709	1,054	*
Lyn Hittle Senior Vice President and Chief Financial Officer of the Corporation and the Bank 2634 Durham Chapel Hill Boulevard, Suite 101 Durham, NC 27707	0	*
Michael L. Lawrence Director of the Corporation and the Bank 2634 Durham Chapel Hill Boulevard, Suite 206 Durham, NC 27707	290	*
Cedric L. Russell Director of the Bank 822 Carl Russell Avenue Winston-Salem, NC 27101	704	*
Joseph M. Sansom Director of the Corporation and the Bank 2701 Little John Road Raleigh, NC 27610	182,646[3]	9.0%
Kim D. Saunders President and Chief Executive Officer of the Corporation and the Bank Nominee Director of the Corporation Director of the Bank 2634 Durham Chapel Hill Boulevard, Suite 101 Durham, NC 27707	214	*
Maceo K. Sloan Former Director of the Corporation and the Bank 2634 Durham Chapel Hill Boulevard, Suite 206 Durham, NC 27707	8,284	*
Aaron L. Spaulding Director of the Corporation and the Bank 116 Legacy Lane Durham, NC 27713	32,184[4]	1.6%
James H. Speed, Jr.[5] Director of the Corporation and the Bank 411 West Chapel Hill Road Durham, NC 27701	500	*
Lenny F. Springs Director of the Bank 1914 JN Pease Place, Suite 132 Charlotte, NC 28262	250	__
James A. Stewart Director of the Corporation and the Bank 3604 Shannon Road, Suite 103 Durham NC 27707	31,570	1.6%
Connie J. White Director of the Bank P. O. Box 555 Durham, NC 27702	2,024[6]	*
Directors, Nominees and Executive Officers as a group (15 people)	262,120	12.9%
________________
* Represents less than 1% of the Corporation’s outstanding common stock.
[1]
Unless otherwise noted, all shares of common stock are owned directly of record by the named individuals, their spouses and minor children, or by other entities controlled by the named individuals. None of the named individuals has pledged any shares of common stock as security.

[2]	Based upon a total of 2,031,337 shares of common stock of the Corporation outstanding as of April 1, 2009.
[3]	Includes 180,798 shares of common stock held by Mr. Sansom’s mother, Dr. Vivian M. Sansom, and over which Mr. Sansom has power of attorney to exercise voting and investment powers.
[4]
Includes 1,784 shares of common stock held by the Estate of Mr. Spaulding’s late mother, for whom Mr. Spaulding serves as Executor and, as such, has certain voting and investment powers over these shares.

[5]
Mr. Speed is President/Chief Executive Officer of NC Mutual, a significant stockholder.  Mr. Speed does not have voting or investment power over the common stock owned by NC Mutual, and therefore is not deemed to beneficially own NC Mutual’s stock.

6   Includes 24 shares of common stock held jointly with her brother.

PROPOSAL 1: ELECTION OF DIRECTORS

General

The Corporation’s Articles of Incorporation authorize the Board to fix the number of directors from time to time within a range of no fewer than three or more than nine people.  The Board has fixed the number of directors for the coming year at seven.

Directors are nominated and elected for one year terms.  The individuals elected as directors at this Annual Meeting will hold office until the 2010 annual meeting of stockholders or until their successors are elected and qualified.

Each nominee for director has indicated that he or she is able and willing to serve on the Board.  If any nominee becomes unable to serve, the common stock represented by all properly completed proxies will be voted for the election of a substitute nominee recommended by the Board.  At this time, the Board knows of no reason why any nominee might be unavailable to serve or why a substitute nominee would be required.

Nominees for Election at the Annual Meeting

Information about the nominees for election at the Annual Meeting is set forth below:
Name	Age[1]	Positions Held During Past Five Years	Has Served the Corporation or the Bank Since
Willie T. Closs, Jr. [2]	53
Retired from NC Mutual on December 31, 2007.  Mr. Closs continues to serve NC Mutual on a consulting basis.  Prior to his retirement, Mr. Closs was a Director and Executive Vice President of NC Mutual, and was associated with NC Mutual since 1983.
			Director of the Corporation since 2002. Director of the Bank since 2005.
Michael L. Lawrence	38	Chief Financial Officer of NCM Capital Management Group, Inc. since June 2003.	Director of the Corporation since 2006. Director of the Bank since 2005.
Joseph M. Sansom [3]	65	Managing Partner, Sansom Associates, LLC.	Director of the Corporation since 1999. Director of the Bank (i) between 1987 and June 2008; and (ii) since December 2008.
Kim D. Saunders	48
President/Chief Executive Officer of the Corporation and the Bank since February 2007. Previously, she was President/Chief Executive Officer of Consolidated Bank and Trust Company from December 2003 to February 2007.
			Director of the Bank since 2007.
Aaron L. Spaulding	65	Chairman, President and Chief Executive Officer of Galaxy Travel Group, Inc., d/b/a Prestige Travel, an American Express Travel Services Representative.	Director of the Corporation since 1999. Director of the Bank since 1994.
James H Speed, Jr.[2]	55
President/Chief Executive Officer of NC Mutual since January, 2004.  Director – Nottingham Investment Trust II, Hillman Fund Capital Management, Tilson Investment Trust and New Providence Investment Trust.
			Director of the Corporation and the Bank since February 2009.
James A. Stewart	60
Commercial real estate broker/consultant, associated with the following firms: Stewart Investment (Principal); MAJAJA, Inc. and Clearview Housing Corporation (President); Clearview Commercial Properties, LLC and Camellia Associates, LLC (Member/Manager); and MAJAJA Siler City, LLC (Manager). Real estate broker with Anthony & Company, 1998 to 2006.
			Director of the Corporation since December 2008. Director of the Bank since 2002.
____________________
1   Ages are given as of February 1, 2009.
2   NC Mutual is a significant holder of the Corporation’s common stock.
3   Mr. Sansom is the son of Dr. Vivian M. Sansom, who is a significant holder of the Corporation’s common stock.

In December 2008, Maceo K. Sloan was appointed Chairman of the College Retirement Equities Fund Board of Trustees. Also in December 2008, and as a consequence of the significant time commitment involved in fulfilling this new position and continuing to attend to his own firm’s clients, he resigned as a director and as Chairman of the Board, and as a member of the Bank Board.

The Board has determined that each of the above named nominee directors, except for Ms. Saunders and Mr. Sansom, are “independent,” as determined pursuant to the Nasdaq listing standards. Mr. Sansom was considered to be independent until the appointment on February 4, 2008 of his brother, James E. Sansom, as the Bank’s Senior Vice-President and Chief Lending Officer.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE ELECTION OF THESE SEVEN NOMINEES AS DIRECTORS OF THE CORPORATION FOR THE COMING YEAR.

THE BOARD OF DIRECTORS AND ITS COMMITTEES

How Often Did the Board of Directors Meet During 2008?

During the year ended December 31, 2008, the Board of Directors held 10 meetings.  With the exception of Mr. Closs (who was out of the country for a period), all of the current directors of the Corporation attended at least 75% of the aggregate number of meetings of the Board of Directors and committees of the Board on which they served during the year.

How Often Did the Bank Board Meet During 2008?

During the year ended December 31, 2008, the Bank Board held nine meetings.  All of the current directors of the Bank attended at least 75% of the aggregate number of meetings of the Bank Board and Bank Board committees on which they served during the year.

What is the Corporation’s Policy for Director Attendance at Annual Meetings?

Although it is customary for all members of the Board to attend, the Corporation has no formal policy in place with regard to Board members’ attendance at its annual meetings of stockholders. With the exception of Mr. Sloan, who was recovering from surgery, all Board members attended the Corporation’s 2008 annual meeting of stockholders, which was held on June 10, 2008.

How Can a Stockholder Communicate with the Board or its Members?

The Corporation does not have a formal procedure for stockholder communication with the Board.  In general, the Board members and executive officers are easily accessible by telephone, postal mail or electronic mail.  Any matter intended for the Board, or for any individual member or members of the Board, can be directed to Kim D. Saunders, the Corporation’s President and Chief Executive Officer, or Valerie M. Quiett, the Corporation’s Secretary, at the following address with a request to forward the same to the intended recipient:  M&F Bancorp, Inc., 2634 Durham Chapel Hill Boulevard, Durham, North Carolina 27707. Alternatively, stockholders may direct correspondence to the Board, or any of its members, care of the Corporation at the above address.  In addition, stockholders may contact the Board via the Corporation’s website at www.mfbonline.com or by telephone, using the Corporation’s toll-free number, 1-800-433-8283. The Board has delegated to the Secretary, or her designee, responsibility for determining in her discretion whether the communication is appropriate for director, committee or Board consideration. According to the policy adopted by the Board, the Secretary is required to direct all communications regarding personal grievances, administrative matters, the conduct of the Bank's ordinary business operations, billing issues, product or service related inquires, order requests, and similar issues to the appropriate individual within the Corporation or the Bank. All other communications are to be submitted to the Board as a group, to the particular director or committee to whom it is directed or, if appropriate, to the director or committee the Corporate Secretary believes to be the most appropriate recipient, as the case may be.

What Board Committees Have Been Established?

The Board has four standing committees, the Audit Committee, Strategic Issues and Planning Committee, Corporate Governance and Nominating Committee, and the Compensation Committee.

Audit Committee.  The Audit Committee reviews the engagement of the Corporation’s independent registered public accounting firm, reviews quarterly and annual consolidated financial statements, considers matters relating to accounting policy and internal controls, discusses significant accounting estimates with management and with the independent registered public accounting firm, reviews whether non-audit services provided by the independent registered public accounting firm affect the accountants’ independence and reviews the scope of the annual audits in accordance with its written charter.

The Audit Committee consists of directors Willie T. Closs, Jr., Chairman of the Committee, Michael L. Lawrence, Vice-Chairman of the Committee, and Aaron L. Spaulding. There were 15 meetings of the Audit Committee during the year ended December 31, 2008.

The Board has determined that each member of the Audit Committee: (i) satisfies the Nasdaq’s independence standards and the independence standards established by the Securities and Exchange Commission (the “SEC”); (ii) is "financially literate" and has "accounting or related financial management expertise," in each case as required by the Nasdaq’s corporate governance standards applicable to audit committee composition; and (iii) has the requisite attributes of an “audit committee financial expert” as defined by regulations promulgated by the SEC and that such attributes were acquired through relevant education and/or experience.

The Committee has adopted a written charter which is reviewed annually, and was reviewed and restated on December 17, 2008 and again on February 18, 2009.  A copy of the charter is available on the “Investor Relations – Governance Documents” page of the Corporation’s website at www.mfbonline.com.

Report of Audit Committee.  The Audit Committee has reviewed and discussed the Corporation's audited financial statements with management and has discussed with McGladrey & Pullen, LLP, the Corporation's independent registered public accounting firm for the year ended December 31, 2008, the matters required to be discussed by the Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1 AU Section 380), as adopted by the Public Company Accounting Oversight Board (the "PCAOB") in Rule 3200T. In addition, the Committee has received the written disclosures and the letter from McGladrey & Pullen, LLP required by applicable requirements of the PCAOB regarding the independent accountant's communications with the Committee concerning independence, and has discussed with McGladrey & Pullen, LLP the firm's independence in providing audit services to the Corporation. Based upon these reviews and discussions, the Committee recommended to the Board that the audited consolidated financial statements be included in the Corporation's Annual Report on Form 10-K for the fiscal year ended December 31, 2008.  The Committee also appointed Grant Thornton, LLP as the Corporation’s independent registered public accounting firm for the fiscal year ending December 31, 2009 and the Board concurred in the appointment.

Members of the Audit Committee
Willie T. Closs, Jr. Chairman
Michael L. Lawrence, Vice-Chairman
Aaron L. Spaulding

Strategic Issues and Planning Committee.  The Strategic Issues and Planning Committee assists in influencing the future direction of the Corporation.  The Committee recommends planning issues and policies to the Board, monitors the planning activities of the Corporation’s officers, and makes recommendations as appropriate, to the officers and directors of the Corporation.

The Strategic Issues and Planning Committee consists of directors James A. Stewart, Chairman of the Committee, Aaron L. Spaulding, Willie T. Closs, Jr., Michael L. Lawrence, Joseph M. Sansom and James H. Speed, Jr.  There were no meetings of the Committee during the year ended December 31, 2008.

Corporate Governance and Nominating Committee.  The Corporate Governance and Nominating Committee establishes corporate governance principles, evaluates qualifications and candidates for positions on the Board, nominates new and replacement members for the Board and recommends Board committee composition.  In addition, the Committee facilitates an annual evaluation by Board members of the Board and individual director performance.

The Corporate Governance and Nominating Committee consists of directors Aaron L. Spaulding, Chairman of the Committee, Willie T. Closs, Jr., and James A. Stewart.  There were two meetings of this Committee during the year ended December 31, 2008.

The Committee has adopted a written charter which is reviewed annually, and was reviewed on March 25, 2008, and again on January 22, 2009.  A copy of this charter is available on the “Investor Relations – Governance Documents” page of the Corporation’s website at www.mfbonline.com.

Process for Nominating Directors. The Corporate Governance and Nominating Committee reviews the qualifications of, and approves and recommends to the Board, those individuals to be nominated for positions on the Board and submitted to stockholders for election at each annual meeting of stockholders. The Committee identifies director nominees from various sources such as officers, directors, and stockholders.  Kim D. Saunders was recommended to the Committee by the Board.  In 2008, it did not retain the services of any third party consultants to assist in identifying and evaluating potential nominees.  The Committee currently has no written policy with regard to the consideration of director candidates recommended by stockholders, however, as a matter of practice the Committee will consider and evaluate a director candidate recommended by a stockholder in the same manner as a Committee-recommended nominee. Any stockholder who wishes to recommend a candidate for consideration by the Committee should submit his or her recommendation in writing to the Corporation’s Secretary not later than December 31, 2009 and provide the Secretary with such information as the Committee may reasonably require to properly consider the candidate’s suitability.  The Committee assesses all director nominees taking into account several factors including, but not limited to, issues such as the current needs of the Board and the nominee’s: (i) integrity, honesty and accountability; (ii) successful leadership experience and strong business acumen; (iii) forward-looking, strategic focus; (iv) collegiality; (v) independence and absence of conflicts of interests; (vi) ability to devote necessary time to meet director responsibilities; and (vii) ability to commit to Corporation stock ownership. Where appropriate, the Committee will ultimately recommend nominees whom it believes will enhance the Board’s ability to oversee and direct, in an effective manner, the affairs and business of the Corporation.  Additional factors the Committee may consider in evaluating candidates include:  (i)  relevant business experience; (ii) judgment, skill and reputation; (iii) number of other boards on which the candidate serves; (iv) other business and professional commitments; (v) lack of potential conflicts of interest with other pursuits; (vi) whether the candidate is a party to any action or arbitration adverse to the Corporation; (vii) financial and accounting background to enable the Committee to determine whether the candidate would be suitable for Audit Committee membership or qualify as an “audit committee financial expert”; (viii) executive compensation background, to enable the Committee to determine whether a candidate would be suitable for Compensation Committee membership; and (ix) the size and composition of the existing Board.  In evaluating candidates, the Committee also seeks to achieve a balance of knowledge, experience and capability on the Board.

Before nominating a current director for re-election at an annual meeting, the Committee considers the director’s performance on the Board and whether the director’s re-election will be consistent with any corporate governance policies of the Corporation.

Compensation Committee. The Committee determines the compensation of the Bank’s executive officers.  The salary of each of the executive officers is determined based upon the executive officer’s contributions to the overall profitability of the Corporation and the Bank, maintenance of regulatory compliance standards, professional leadership, and management effectiveness in meeting the needs of day-to-day operations.  The Committee also compares the compensation of the Bank’s executive officers with compensation paid to executives of comparable financial institutions in North Carolina and executives of other businesses in the Bank’s market areas.  In addition, the Committee receives the recommendations of the Bank’s Personnel/Compensation Committee and the Chief Executive Officer for the compensation to be paid to executive officers (other than the Chief Executive Officer), and after due deliberation determines the compensation of such executive officers and the Chief Executive Officer.  This process is designed to ensure consistency throughout the executive compensation program.  The Committee’s charter allows the Committee to delegate such of its duties and responsibilities as it deems appropriate and advisable to a subcommittee of not less than two members. The charter also allows the Committee to retain compensation consulting firms to assist in evaluating executive compensation. The Corporation did not engage any compensation consulting firms during 2008.

The Compensation Committee consists of directors James A. Stewart, Chairman of the Committee, Willie T. Closs, Jr. and Aaron L. Spaulding.  A copy of the Committee’s charter is available on the “Investor Relations – Governance Documents” page of the Corporation’s website at www.mfbonline.com. The Compensation Committee met two times during the year ended December 31, 2008.

What Bank Board Committees Have Been Established?

The Bank Board has several standing committees, including the Executive Committee and the Personnel/Compensation Committee.

Executive Committee.  The Executive Committee of the Bank may act, between meetings of the Bank Board, with all the authority of the full Bank Board.  The membership of the Committee consists of the Chairman and Vice-Chairman of the Bank Board, and the chairmen of the committees of the Bank Board. The members of the Executive Committee are Bank directors James A. Stewart, Chairman of the Committee, Willie T. Closs, Jr., Michael L. Lawrence, Kim D. Saunders, Aaron L. Spaulding and Connie J. White.  There were 11 meetings of the Executive Committee during the year ended December 31, 2008.

Personnel/Compensation Committee.  The Personnel/Compensation Committee reviews and recommends to the Compensation Committee of the Board compensation arrangements for senior management of the Bank.  The members of this Committee are Bank directors Aaron L. Spaulding, Chairman of the Committee, James A. Stewart, and Connie J. White.  The Committee met two times during the year ended December 31, 2008.

EXECUTIVE AND DIRECTOR COMPENSATION

Executive Officers

The following table provides information about certain executive officers of the Corporation and the Bank during the year ended December 31, 2008.
Name	Age[1]	Positions Held During Past Five Years	Has Served the Corporation or the Bank Since
Kim D. Saunders	48	President/Chief Executive Officer of the Corporation and the Bank since February 2007. Previously, she was President/Chief Executive Officer of Consolidated Bank and Trust Company from December 2003 to February 2007.	2007
Lyn Hittle	55
Senior Vice President/Chief Financial Officer of the Corporation and the Bank since May 2008.  Previously, she was Senior Vice President/Chief Accounting Officer of Capital Bank from August 2007 to May 2008; Vice President – Finance/ Controller of Eos Airlines, Inc. from January 2006 to May 2007; and Senior Vice President/Chief Financial Officer/Controller/Director of Human Resources of Harrington Bank from October 2001 to January 2006.
			May 2008
________________
1   Ages are given as of February 1, 2009.

Summary Compensation Table.  The following table shows, for the years indicated, the cash compensation received by, as well as certain other compensation paid or accrued, for Kim D. Saunders, the President and Chief Executive Officer of the Corporation and the Bank, and Lyn Hittle, Senior Vice President and Chief Financial Officer of the Corporation and the Bank (together, the “named executive officers”). Cash compensation is paid by the Bank, not the Corporation.
Name and Principal Position	Year	Salary	Bonus[1]	All Other Compensation[2]	Total
Kim D. Saunders President/Chief Executive Officer of the Corporation and the Bank	2008 2007	$ 236,250 $ 190,100	$ 507 $ 25,535	$ 8,407 $ 12,238	$ 245,164 $ 227,962
Lyn Hittle Senior Vice President/Chief Financial Officer of the Corporation and the Bank	2008	$ 96,058	$ 15,254	$ 4,416	$ 115,728
____________________
[1]
For Ms. Saunders, for 2008, this represents a holiday bonus of $507. For Ms. Saunders, for 2007, this represents (i) a holiday bonus of $535, and (ii) an annual bonus of $25,000, pursuant to her employment agreement.  For Ms. Hittle, for 2008, this represents (i) a signing bonus of $15,000, and (ii) a holiday bonus of $254.

[2]
For Ms. Saunders, for 2008, this represents (i) 401(k) employer matching contributions and group insurance premiums.  For Ms. Saunders, for 2007, this represents (i) reimbursement of moving expenses of $3,327, (ii) payment of a temporary housing allowance of $1,500 per month for six months pursuant to Ms. Saunders’ employment agreement, and (iii) payment of $5,000 made for the purpose of purchasing shares of the Corporation’s common stock and an associated “gross up” of $3,316.  For Ms. Hittle, for 2008, this represents 401(k) employer matching contributions and group insurance premiums.

Employment Agreements

In January, 2007, the Corporation and the Bank (together the “Employer”) entered into an employment agreement with Ms. Saunders in connection with her appointment as President and Chief Executive Officer of the Corporation and the Bank. Ms. Saunders’ employment agreement provides for an initial term of employment of three years, beginning February 26, 2007. At the end of the initial term, the term of employment will be automatically extended for additional terms of one year (each an “Additional Term”) unless a notice of termination is given by the Employer to Ms. Saunders not less than 120 days prior to the end of the initial term, or the Additional Term, as applicable.

The employment agreement provides for an annual base salary of $225,000, which was increased to $247,500 in July 2008.  Ms. Saunders is eligible to receive an annual bonus of up to 50% of her annual base salary, to be determined by the Employer’s Boards but guaranteed at the end of her first year of employment to be not less than $25,000; a grant of $5,000 at the end of Ms. Saunders’ first year of employment for the purpose of purchasing shares of the Corporation’s common stock; reimbursement of her reasonable moving expenses; and a temporary housing allowance of $1,500 per month for up to six months. The employment agreement also provides for reimbursement of all reasonable business expenses and participation in all retirement, welfare, health and other benefit plans or programs currently offered by the Employer to other executive officers or which may be later offered to other executive officers. Further, Ms. Saunders is entitled to receive all other fringe benefits, which are now or may be provided to the Employer’s executive officers.

The employment agreement provides that Ms. Saunders may be terminated by the Employer for “cause,” as defined in the employment agreement, in which event she shall only be entitled to receive payment of sums due her as base salary and/or reimbursement of expenses incurred through the date of termination. In the event that Ms. Saunders is terminated without cause, or is terminated as the result of a change of control of either the Bank or the Corporation, she shall be entitled to receive payment of severance compensation equal to 100% of her then monthly base salary for 12 months following the date of termination. Also, Ms. Saunders may choose to terminate her employment at any time upon giving the Employer not less than 60 days notice.

In the event of Ms. Saunders’ “disability” (as defined in the employment agreement) for a period of 180 days, the Employer may terminate the employment agreement at its option, after which termination it shall pay Ms. Saunders an amount equal to her current base salary, less any benefits received from any disability benefit or pension plan, until she becomes eligible for benefits under any long term disability plan or disability insurance program provided by the Corporation. In addition, Ms. Saunders shall receive any bonus earned or accrued through the date of termination. In the event of Ms. Saunders’ death during the term of the employment agreement, the employment agreement shall be terminated. In the event of Ms. Saunders’ death, her estate will be entitled to all sums due her as base salary and/or reimbursement of expenses through the end of the month during which her death occurred, plus any bonus earned or accrued through the date of death.

Ms. Hittle does not have a written employment agreement.

Incentive Compensation Program

The Bank, as part of the implementation of its strategic plan, adopted an Incentive Compensation Program (the “Program”) for employees. The Program is composed of separate incentive compensation plans (“Group Plans”) for different groups of employees: President and Chief Executive Officer, Executive Officers, Senior Management, City Executives, Loan Production Personnel, Branch Customer Staff and Corporate Support.  The Program is administered by the President and Chief Executive Officer under the supervision of the Bank’s Compensation Committee.  Each Group Plan in the Program describes eligibility for incentive awards and the basis for payments (annual or quarterly).  Participants in the various Group Plans are rewarded based on performance in key components of the Bank’s success, both in terms of size and profitability.  Each year the Program is presented to and reviewed and approved by the Bank’s Compensation Committee.  Individual awards are determined by a formula set under each Group Plan for different groups of employees that link attainment of the Bank’s strategic objectives with attainment of individual goals and objectives.  No bonuses have been paid or accrued for 2008.

Bank-Owned Life Insurance (“BOLI”)

The type of BOLI held by the Bank involves the purchase of single premium, variable-rate life insurance policies, covering the lives of a number of employees, usually senior officers and members of the Board and the Bank Board. The purpose of this type of investment is to increase after-tax earnings on the invested funds as a means to offset costs associated with employee benefit plans or provide additional benefits for employees and to compensate members of the Board and the Bank Board for their services. During the fourth quarter of 2002, after having completed an evaluation of BOLI arrangements, the Bank invested $4,259,500 in BOLI, covering the lives of the then executive officers and select members of the Board and the Bank Board.  The Bank is the owner of the BOLI policies and is entitled to the full cash surrender value of the policies. The primary goal of this investment in BOLI is to help offset increased pension costs associated with the Bank’s Supplemental Executive Retirement Plan and other unqualified benefit programs of the Corporation and the Bank. Certain of the BOLI policies have an associated split dollar death benefit. Upon the insured’s death, the net split dollar death benefit is divided between the insured’s named beneficiary and the Bank. The aggregate death benefit for former and current officers of the Bank as of December 31, 2008 is $1,305,983; made up of the following: Mr. Johnson ($516,184), Ms. Small ($347,463), and Mr. Harrington ($442,336).

401(k) Plan

The Bank has established a contributory savings plan (the “401(k) Plan”) for its employees, which meets the requirements of Section 401(k) of the Internal Revenue Code of 1986, as amended (the “Code”).  All employees who have completed 90 days of service and who are at least 21 years of age may elect to contribute up to 12% of their compensation to the 401(k) Plan each year, subject to certain maximums imposed by federal law.  The Bank is obligated under the terms of the 401(k) Plan to match 100% of each eligible employee’s pre-tax contributions (excluding the employee’s pre-tax contributions in excess of 6% of compensation). Participants are fully vested in amounts that they contribute to the 401(k) Plan.  Participants are fully vested in amounts contributed to the 401(k) Plan on their behalf by the Bank as employer matching contributions or as discretionary contributions after five years of service according to the following schedule: two years - 20%; three years - 40%; four years - 60%; five years - 80%; and six years - 100%.

Benefits under the 401(k) Plan are payable in the event of the participant’s retirement, death, disability or termination of employment.  Normal retirement age under the 401(k) Plan is 65 years of age.

The named executive officers are entitled to participate in the 401(k) Plan on the same basis as all other eligible employees of the Bank.  Both of the named executive officers participated in the 401(k) Plan during 2008.

Equity Compensation Plans

The Corporation has one equity compensation plan, the Incentive Stock Option Plan of 1999 (the “Stock Option Plan” or “Plan”). Neither of the named executive officers has received any equity awards under the Stock Option Plan.

The Stock Option Plan provides for the grant of stock options for the purchase of up to 171,000 shares (adjusted for the January 21, 2000, 3-for-2 stock split and the 100% stock dividend paid on January 10, 2005) of the Corporation’s common stock as incentive awards to officers of the Corporation and its subsidiaries (the “Key Employees”).  The purpose of the Plan generally is to assist the Bank in attracting and retaining key employees and to align their interests with those of stockholders, and to encourage and motivate Key Employees to perform at levels that will contribute to both the Corporation’s financial performance and to the growth of the market value of its common stock, thereby enhancing stockholder value.  The Plan expires on December 28, 2009, and no options may be granted thereafter.

Plan Administration.  The Stock Option Plan is administered by the Board.  If a director is eligible as an employee for the grant of an option, that director must recuse himself or herself and not participate in the discussion, nor vote on the award of any option to him or her.  The Board is authorized:

•	to make all determinations regarding the persons to whom and numbers of shares and amounts for which stock options will be granted under the Plan,
•	to specify the terms of all awards or grants under the Plan,
•	to interpret and make all other determinations under the Plan,
•	to prescribe, amend and rescind rules and regulations with respect to the operation of the Plan, and
•	to take other actions relating to and reasonable or advisable in administering the Plan.

Stock Options. An option is a right that may be granted to a Key Employee under the Stock Option Plan to purchase a specified number of shares of common stock during a specified period of time and at an agreed upon purchase price per share (the “Exercise Price”).  Stock options granted under the Plan are incentive stock options (“ISOs”) pursuant to Section 422 of the Code. The Exercise Price per share of common stock covered by each ISO granted is set by the Board at the time the option is granted, but may not be less than 100% of the fair market value (as determined by the Board in such manner as it, in its sole discretion, deems to be reasonable and appropriate) of a share of common stock at the time the ISO is granted (or 110% of the fair market value in the case of an ISO granted to an optionee who owns more than 10% of the outstanding voting common stock).

Each ISO vests and becomes exercisable as specified by the Board and, to the extent not previously exercised, expires and may not be exercised after the earlier of:

(i)
the expiration date set by the Board at the time of grant (which may be no more than 10 years after the date of grant, or five years in the case of an ISO granted to a Key Employee who owns more than 10% of the outstanding voting common stock);

(ii)	90 days after the date of termination of the Key Employee’s employment other than by reason of his or her death, “disability,” or termination for “cause” (as defined in the Plan);
(iii)	12 months following the termination of the Key Employee’s employment as a result of his or her death or “disability;” or
(iv)	the date of termination if the Key Employee’s employment is terminated for “cause” or if the Key Employee competes with the Bank (as “compete” is defined in the Plan).

The aggregate fair market value (determined as of the date of grant) of common stock for which all ISOs granted to any Key Employee may become exercisable for the first time in any calendar year may not exceed $100,000.  In addition, the Board may impose such other restrictions or conditions as it may deem appropriate.

At the time an ISO is exercised, the optionee must make full payment of the aggregate exercise price for shares being purchased.  Payment shall be made in cash.  Optionees will have no rights as stockholders with respect to any shares covered by options granted to them until those options have been exercised and the exercise price for the shares has been paid.

ISOs granted under the Stock Option Plan are intended to qualify for favorable income tax treatment.  Under the Code, an optionee is not taxed in the year in which an ISO is exercised, unless the alternative maximum tax rules apply.  If an optionee holds common stock purchased upon the exercise of an ISO for a period of at least two years following date of grant and at least one year from the date the ISO is exercised (or dies while owning stock), then, upon disposition of the common stock (or upon death while owning the stock), he or she (or his or her estate, as applicable) will realize capital gain equal to the excess of the sale price of the common stock over the Exercise Price.  The Corporation will not be permitted to take a tax deduction at any time in connection with ISOs, unless stock purchased upon exercise is disposed of prior to expiration of the two holding periods.  If the optionee exercises the ISO prior to the expiration of the two holding periods, the optionee will realize ordinary income equal to the lesser of: (i) the difference between the fair market value of the shares on the date of exercise and the Exercise Price, or (ii) the difference between the Exercise Price and sale price, and the Corporation is allowed to take a deduction for the same amount.

THE ABOVE DESCRIPTION OF TAX CONSEQUENCES UNDER FEDERAL LAW IS NECESSARILY GENERAL IN NATURE AND DOES NOT PURPORT TO BE COMPLETE.  MOREOVER, STATUTORY PROVISIONS ARE SUBJECT TO CHANGE, AS ARE THEIR INTERPRETATIONS, AND THEIR APPLICATION MAY VARY IN INDIVIDUAL CIRCUMSTANCES.  THE CONSEQUENCES UNDER APPLICABLE STATE AND LOCAL INCOME TAX LAWS MAY NOT BE THE SAME AS UNDER THE FEDERAL TAX LAWS.  IN ACCORDANCE WITH TREASURY REGULATIONS, ANY FEDERAL TAX ADVICE PROVIDED IN THIS PROXY STATEMENT MAY NOT BE USED TO AVOID ANY FEDERAL TAX PENALTY.  ANY SUCH ADVICE IS PROVIDED ON THE BASIS AND WITH THE INTENT THAT THE ADVICE MAY NOT BE USED TO AVOID ANY FEDERAL TAX PENALTY.

Adjustments of Rights in Certain Events. In the event of increases, decreases or changes in the outstanding common stock resulting from a merger, consolidation, stock dividend, split-up, combination, exchange of shares, recapitalization, or change in capitalization, the total number of shares authorized under the Plan, options outstanding and the Exercise Price per share will be proportionately and appropriately adjusted.

Change in Control Transactions.  Immediately prior to a “change in control,” each outstanding ISO will become immediately vested and may be exercised in full under the terms of the Plan.  A “change in control” includes:

(i)	the acquisition of more than 50% of the common stock of the Corporation,
(ii)	the sale of all or substantially all of the assets of the Corporation, and
(iii)	the merger or consolidation of the Corporation with another entity at least 50% of the stock of which is not owned by the stockholders of the Corporation.

Amendments.  The Board may, from time to time, amend, suspend, or terminate the Stock Option Plan.  However, no such action will adversely affect any optionee’s rights under any then outstanding option, and the Board shall not:

(i)	increase the maximum number of shares of common stock authorized for the Plan,
(ii)	change the class of employees to other than Key Employees,
(iii)	reduce the basis upon which the Exercise Price is determined,
(iv)	extend the period within which the options under the Plan may be granted, or
(v)	provide for an option that is exercisable during a period of more than 10 years from the date it is granted.

Tax Withholding.  As a condition to the distribution of shares of common stock upon the exercise or vesting of options under the Plan, the Corporation may require that the Key Employee pay to it, or it may withhold, the amount of any federal or state income or other taxes applicable to income that the optionee is considered to realize from such delivery and that the Board believes the Corporation is required by law to withhold.

Table.                      The following table presents the number of shares of common stock to be issued upon the exercise of outstanding options; the weighted-average price of the outstanding options; and the number of options remaining that may be issued under the Plan.

EQUITY COMPENSATION PLAN INFORMATION
Plan Category	(a) Number of shares to be issued upon exercise of outstanding options	(b) Weighted-average exercise price of outstanding options	(c) Number of shares remaining available for future issuance under equity compensation plans (excluding shares reflected in column (a))
Equity compensation plans approved by our stockholders	25,200	$7.84	145,800
Equity compensation plans not approved by our stockholders	-0-	N/A	-0-
Total	25,200	$7.84	145,800

Director Compensation

How are Directors Compensated?

Directors who are officers or employees of the Corporation or its subsidiaries receive no additional compensation for service on the Board, the Bank Board or their committees.  Any non-employee director who serves on both the Board and the Bank Board receives a retainer only from the Corporation, and not from the Bank.  Directors are also reimbursed for reasonable travel expenses incurred to attend meetings.

Board.  During 2008, the Corporation’s non-employee directors each received an annual retainer of $2,000, and meeting fees of $600 for each Board meeting attended; $500 for each Audit Committee meeting attended; and $450 for each other committee meeting attended. In addition, non-employee committee chairmen received a $1,500 annual retainer for each committee chaired, and the Chairman of the Board received a $5,000 annual retainer.

Bank Board. During 2008, the Bank paid its non-employee chairman an annual retainer of $5,000, its other non-employee directors an annual retainer of $2,500, and all non-employee directors $600 for each Bank Board meeting attended in person and $300 for each Bank Board meeting attended via conference call.  In addition, non-employee directors received $600 for each Executive Committee meeting attended in person, $450 for each other committee meeting attended in person, and $200 for each committee meeting attended via conference call.  In addition, non-employee committee chairmen received an annual retainer of $1,500.

Director Compensation Table.  The following table shows, for the fiscal year ended December 31, 2008, the cash compensation paid by the Corporation and the Bank, as well as certain other compensation paid or accrued for that year, to the members of the Board of Directors.
Name	Fees Earned or Paid in Cash [1]	Stock Awards	Option Awards	Non-Equity Incentive Plan Compensation	Nonqualified Deferred Compensation Earnings	All Other Compensation	Total
Willie T. Closs, Jr.	$26,752	—	—	—	—	—	$26,752
Genevia Gee Fulbright[2]	$4,630	—	—	—	—	—	$4,630
Michael L. Lawrence	$23,750	—	—	—	—	—	$23,750
Joseph M. Sansom	$21,044	—	—	—	—	—	$21,044
Maceo K. Sloan[3]	$20,450	—	—	—	—	—	$20,450
Aaron L. Spaulding	$40,100	—	—	—	—	—	$40,100
James H. Speed, Jr.[4]	$0	—	—	—	—	—	$0
James A. Stewart[5]	$29,708	—	—	—	—	—	$29,708
____________________
[1]	Unless otherwise indicated, this category sets forth the directors’ fees related to the directors’ service on the Board, the Bank Board and their committees.
[2]	Ms. Fulbright did not stand for re-election to the Board at the 2008 annual meeting, when her term expired.
[3]	Mr. Sloan resigned from the Board in December 2008.
[4]	Mr. Speed was elected to the Board and the Bank Board in February 2009.
[5]	Mr. Stewart was elected to the Board in December 2008. He served as chairman of the Bank Board throughout 2008.

Indebtedness of and Transactions with Related Persons

The Bank provides loans and other credit facilities in the ordinary course of its business to certain persons who beneficially own more than 5% of the Corporation’s common stock, Corporation and Bank directors, director-nominees and employees, including executive officers, and businesses in which the foregoing have direct or indirect interests, as well as the immediate family of the foregoing.  The Bank has adopted a policy which sets forth the requirements applicable to such loans and other credit facilities. These loans and other credit facilities are made using the same credit and underwriting standards as are applicable to the general public, and such loans and other credit facilities do not involve more than the normal risk of collectability or present other unfavorable features.  Pursuant to its employee loan policy, loans and other credit facilities to directors and employees are made on the same terms, including interest rates and collateral, as those prevailing for comparable transactions with nonaffiliated persons.

The Corporation entered into a lease on December 31, 2003 under which NCM Capital Advisers, Inc. leases space in the Corporation’s corporate offices.  The lease was amended in 2004 to include additional office space. The lease was amended again on December 18, 2008, pursuant to which the term was extended to May 31, 2014.  Currently, annual lease payments to the Corporation are approximately $161,736 and will total approximately $1.6 million over the full term of the lease. Former Board Chairman Maceo K. Sloan serves as Chairman, Chief Executive Officer and Chief Investment Officer, and is a 66% stockholder of NCM Capital Advisors, Inc.  Current Board member, Michael L. Lawrence is Chief Financial Officer of NCM Capital Management Group, an affiliate of NCM Capital Advisors, Inc.

The Corporation entered into a ground lease with Vivian M. Sansom (a significant stockholder) and her late husband in 1976, under which the Corporation leases land at Rock Quarry Road, Raleigh, North Carolina for a branch office. Currently the annual lease payment to Dr. Sansom is $6,000.

PROPOSALS 2 AND 5:  DISSENTERS’ RIGHTS

Section 55-13-02 of the NCBCA provides that a stockholder is entitled to dissent from and obtain payment for the fair value of his or her shares under certain conditions in the event of specified corporate actions.  Among the actions which trigger these “dissenters’ rights” is an amendment to a corporation’s articles of incorporation which materially and adversely affects rights in respect of a dissenter’s shares because it (i) alters or abolishes a preemptive right of the holder of the shares to acquire shares or other securities, or (ii) subject to limited exceptions, excludes or limits the right of the shares to vote on any matter, or to cumulate votes.  Therefore, the stockholders of the Corporation who take the necessary steps to perfect their rights are entitled to dissent from either the Preemptive Rights Amendment and/or the Cumulative Voting Amendment, and obtain payment for the fair value of their shares under Article 13 of the NCBCA (“Article 13”).  A copy of Article 13 is attached as Appendix A.

A stockholder who wishes to assert dissenters’ rights must follow the very specific requirements set forth in Article 13.  In addition to certain other requirements, a dissenting stockholder must give the Corporation, and the Corporation must actually receive before the Annual Meeting, a written notice (the “Intent Notice”) of that stockholder’s intent to demand payment for his or her shares if the Cumulative Voting Amendment and/or the Preemptive Rights Amendment is effected.  The dissenting stockholder must also not vote his or her shares in favor of the Preemptive Rights Amendment or the Cumulative Voting Amendment, as applicable.  Failure to comply with these and other requirements set forth in Article 13 will constitute a waiver of the stockholder’s right to dissent.

If either the Cumulative Voting Amendment or the Preemptive Rights Amendment are approved by the Corporation’s stockholders, and subsequently effected by the Corporation, the Corporation will mail by registered or certified mail, return receipt requested, a written notice to all stockholders who properly delivered an Intent Notice and satisfied the requirements of a dissenting stockholder set out in Article 13 (a “Dissenters’ Notice”) with respect to the applicable amendment(s).  A stockholder who receives a Dissenters’ Notice must demand payment and deposit his or her certificates for the shares of common stock in accordance with the terms of the Dissenters’ Notice.  A stockholder who does not satisfy the foregoing requirements is not entitled to payment for his or her shares under Article 13.

Upon receipt of the dissenting stockholder’s payment demand(s), the Corporation will offer to pay each dissenter, who properly demanded payment and deposited his or her share certificates, the amount estimated to be the fair value of the common stock owned by such stockholders, plus interest accrued to the date of payment, and will pay this amount to the dissenters.

Under certain terms and conditions specified in Article 13, a dissenter may notify the Corporation in writing of his or her own estimate as to the fair value of his or her shares and the amount of interest due, and that dissenter may demand payment of the excess amount over the Corporation’s payment and interest due.  The stockholder waives the right to demand payment if he or she fails to demand additional payment in accordance with Article 13.

Article 13 also sets forth the procedure to be followed in the event that a demand for payment remains unsettled. This procedure involves an appraisal proceeding in which the court may appoint one or more persons as an appraiser to receive evidence and recommend a decision on the question of fair value.

A beneficial owner who is not the record owner may assert dissenters’ rights as to any shares held on his or her behalf only if (i) the Corporation receives the record stockholder’s written consent to the dissent prior to or simultaneously with the beneficial stockholder’s assertion of dissenters’ rights and (ii) he or she does so with respect to all shares of which he or she is the beneficial owner.

The foregoing is only a summary of the rights of dissenting stockholders under the NCBCA.  Because Article 13 contains more detailed provisions and requirements, each dissenting stockholder should carefully review the text of Article 13 attached hereto as Appendix A and should also consult with his or her own legal counsel concerning the specific procedures and available remedies under Article 13.  Any failure to follow the specific procedure set forth in Article 13 may result in a stockholder losing the right to claim fair value as described above.

As discussed above, you are advised that any Intent Notice pursuant to Article 13 must be in writing and must be received by the Corporation prior to the vote at the Annual Meeting.  If you desire to mail your Intent Notice to demand payment, you should mail such notice to the Corporation at the address set forth at the beginning of this Proxy Statement.

As previously stated, in order to exercise dissenters’ rights with respect to either the Preemptive Rights Amendment or the Cumulative Voting Amendment, you must not vote in favor of such amendment and must give the written notice required by Article 13.  You should note that the return of a signed unmarked proxy will be considered a vote in favor of both the Preemptive Rights Amendment and the Cumulative Voting Amendment, and your vote against the Preemptive Rights Amendment and/or the Cumulative Voting Amendment alone will not satisfy the written notice requirement.  You must deliver a separate written notice to the Corporation.

PROPOSAL 2: PREEMPTIVE RIGHTS AMENDMENT

The Board of Directors has approved and adopted for submission to stockholders an amendment to Article VII of the Corporation’s Articles of Incorporation eliminating preemptive rights for stockholders.

The proposed amendment reads as follows:

Article VII is hereby amended and restated to read in its entirety as follows:

Article VII

Shareholders shall not have preemptive rights, provided, however, that the Corporation's Board of Directors, in its sole discretion, may choose to grant preemptive rights upon any new stock issuance.

Vote Required

In order to be implemented, this proposal must be approved at the Annual Meeting by the affirmative vote of the holders of a majority of the shares of common stock entitled to vote at the Annual Meeting.

Description of Preemptive Rights and Purpose of the Proposed Amendment

The Board of Directors is recommending that stockholders vote in favor of the proposed amendment because the Board believes that eliminating preemptive rights will enable the Corporation to raise capital more efficiently and with fewer costs. At the same time, the Board believes that the historical protection that preemptive rights offered to stockholders are not necessary to protect the stockholders of a public company, such as the Corporation, against dilution of their voting power in the Corporation.

Under Article VII of the Corporation’s Articles of Incorporation, stockholders now have the preemptive right to acquire newly issued shares of the Corporation’s common stock pro rata to their existing holdings when those shares are issued for cash. Accordingly, prior to issuing shares of common stock to the public, the Corporation would have to first offer the shares to existing stockholders in a complex process that guarantees for each stockholder the right to purchase that number of shares that preserves the stockholder’s voting percentage of the Corporation.

Preemptive rights were originally developed in the United States during the 19th century. However, during the 20th century, most public companies abandoned these rights. In fact, North Carolina law has recognized this shift away from preemptive rights by mandating that stockholders of modern North Carolina companies do not have preemptive rights unless the articles of incorporation specifically provide for them.

The original purpose of preemptive rights was to prevent a company or a majority of stockholders of the company from diluting a minority stockholder’s interest. Although these rights may be beneficial in the context of a small, privately held company, they present a cumbersome restriction on the ability of a public company to issue and sell shares for corporate purposes. Moreover, unlike a minority stockholder in a private company, a stockholder of a public company can always prevent dilution of his or her voting power by purchasing more shares on the open market.

It is costly and time consuming to have to notify each stockholder of a public company of his or her preemptive rights, and the process can cause expensive delay in any stock issuance. The Corporation’s stockholders constantly change as its common stock is traded on the OTC Bulletin Board. Many of the Corporation’s stockholders hold their stock in street name, which would further complicate the process of according preemptive rights to stockholders in the event of a qualifying stock issuance. Given the size of the Corporation, the fact that its common stock is publicly traded, and the characteristics of its stockholder base, the Board of Directors believes that having preemptive rights in the Corporation’s Articles of Incorporation prevents the Corporation from taking full advantage of the public trading markets and restricts its ability to raise capital in an efficient way.

Few public companies still provide preemptive rights to their stockholders. The Board of Directors believes that preemptive rights are rare among public companies because the related loss of flexibility in raising capital is widely recognized as undesirable. The Board believes that eliminating preemptive rights will enhance stockholder value by enhancing the Corporation’s access to the capital markets.

Previous Support for Eliminating Preemptive Rights

At the Corporation’s 2000 annual meeting of stockholders, an identical proposal to eliminate preemptive rights received the overwhelming support of the Corporation’s stockholders: of the then 853,725 shares eligible to vote, 484,940 shares voted in favor, while only 22,829 shares voted against and 2,796 shares abstained. Although approved by a majority of the Corporation’s outstanding shares of common stock, the proposal did not pass at that time because it was presented as part of a series of proposals, some of which required a greater vote.

At the Corporation’s 2008 annual meeting of stockholders, an identical proposal to eliminate preemptive rights received significant support of the Corporation’s stockholders but failed to receive the necessary affirmative vote of the holders of a majority of the shares entitled to vote: of the then 2,049,365 shares eligible to vote, 511,886 shares voted in favor, 623,424 shares voted against, 31,329 shares abstained and there were 209,400 broker non-votes. The Board believes that by engaging in a meaningful discussion with its stockholders, a sufficient number of votes will be secured to pass the proposal.

Reservation of Rights

The Board of Directors reserves the right to abandon the proposed amendment without further action by the Corporation’s stockholders at any time before the filing of the necessary articles of amendment with the North Carolina Secretary of State, even if the proposed amendment has been approved by the Corporation’s stockholders at the Annual Meeting.  By voting in favor of the Preemptive Rights Amendment, stockholders also are expressly authorizing the Board of Directors to determine not to proceed with the Preemptive Rights Amendment if it should decide on that course of action.

Effectiveness of Change

Subject to the right of the Board of Directors to abandon the proposed amendment, as described above, if the proposal to eliminate preemptive rights of stockholders is approved at the Annual Meeting, the Corporation will deliver, as soon as reasonably practicable, to the Secretary of State of North Carolina articles of amendment reflecting such approval, and the change will be effective as of the date of such filing.

THE BOARD OF DIRECTORS INTEND TO VOTE THEIR INDIVIDUAL SHARES OF COMMON STOCK FOR PROPOSAL 2: PREEMPTIVE RIGHTS AMENDMENT, AND THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMEND A VOTE FOR PROPOSAL 2: PREEMPTIVE RIGHTS AMENDMENT.

PROPOSAL 3:  PREFERRED STOCK AMENDMENT

General

The Board of Directors has approved and adopted for submission to stockholders an amendment to Article II of the Corporation's Articles of Incorporation to change the authorized number of shares and classes of capital stock of the Corporation by establishing a class of preferred stock (the Preferred Stock Amendment).

The proposed amendment is set out in Appendix B to the Proxy Statement.

Vote Required

The Preferred Stock Amendment must be approved by the affirmative vote of the holders of a majority of the shares of common stock voted on the proposal.

Purpose of the Proposed Amendment

Currently, the Articles of Incorporation authorizes the issuance of only five million (5,000,000) shares of common stock and does not authorize the issuance of any class of preferred stock. The proposed amendment will give the Board of Directors the express authority, without further stockholder approval (except as may be required by applicable laws, regulatory authorities, or the rules of any stock exchange on which the Corporation’s securities are then listed), to issue shares of preferred stock from time to time in one or more series and to fix with respect to each series such voting powers, full or limited, or no voting powers, and such designations, preferences, limitations and relative rights (or qualifications, conditions or restrictions thereon) as the Board of Directors may determine, subject to any approval as required by law. All the shares of any one series of the preferred stock shall be identical in all respects.

The Board believes that the flexibility to issue preferred stock is in the best interests of the Corporation and its stockholders and believes that it is advisable to authorize such shares and have them available in connection with possible future transactions, such as equity financings, corporate mergers and acquisitions, as may be deemed to be feasible and in the best interests of the Corporation.  In addition, the Board believes that it is desirable that the Corporation have the flexibility to issue shares of preferred stock without further stockholder action, except as may be required by applicable laws, regulatory authorities, or the rules of any stock exchange on which the Corporation’s securities are then listed. The Corporation currently has no written plans, arrangements, or understandings for the issuance of shares of preferred stock to be authorized pursuant to this proposal.

The Board believes that the flexibility to issue preferred stock can enhance the Board’s arm’s-length bargaining capability on behalf of the Corporation’s stockholders in a takeover situation. However, under some circumstances, the ability to designate the rights of, and issue, preferred stock could be used by the Board to make a change in control of the Corporation more difficult.

Possible Effects on Holders of Common Stock

The Corporation is unable to determine the actual effects of the issuance of a series of preferred stock on the rights of the stockholders of the Corporation until the Board determines the rights of the holders of such series. However, such effects might include: (i) restrictions on the payment of dividends to holders of the common stock; (ii) dilution of voting power to the extent that the holders of shares of preferred stock are given voting rights; (iii) dilution of the equity interests and voting power of holders of common stock if the preferred stock is convertible into common stock; and (iv) restrictions upon any distribution of assets to the holders of the common stock upon liquidation or dissolution and until the satisfaction of any liquidation preference granted to the holders of preferred stock.

Effectiveness of Change

If the Preferred Stock Amendment is approved at the Meeting, the Corporation will deliver, as soon as reasonably practicable, to the Secretary of State of North Carolina articles of amendment reflecting such approval, and the changes will be effective as of the date of such filing.

THE BOARD OF DIRECTORS INTEND TO VOTE THEIR INDIVIDUAL SHARES OF COMMON STOCK FOR PROPOSAL 3: PREFERRED STOCK AMENDMENT, AND THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMEND A VOTE FOR PROPOSAL 3: PREFERRED STOCK AMENDMENT.

PROPOSAL 4:  RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITOR

Change of Independent Auditor

On April 6, 2009, the Corporation advised McGladrey & Pullen, LLP (“McGladrey”) that it was being dismissed as the Corporation’s independent registered public accounting firm. The decision to dismiss McGladrey was considered and approved by the Audit Committee on April 6, 2009.

McGladrey’s reports on the Corporation’s consolidated financial statements for the fiscal years ended December 31, 2008 and 2007, did not contain an adverse opinion or disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles.

During the fiscal years ended December 31, 2008 and 2007, and through the period ended April 6, 2009, there were no disagreements with McGladrey on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures which disagreements, if not resolved to McGladrey’s satisfaction, would have caused McGladrey to make reference to the subject matter of the disagreements in connection with their report on the Corporation 's consolidated financial statements; in addition, there were no reportable events as listed in Item 304(a)(1)(v) of Regulation S-K. The Corporation has complied with Item 304(a)(3) of Regulation S-K.

On April 7, 2009, the Corporation appointed Grant Thornton as the Corporation’s independent registered public accounting firm for fiscal year ending December 31, 2009. Neither the Corporation nor anyone on its behalf has consulted with Grant Thornton during the last two fiscal years ended December 31, 2008 and 2007, or during any subsequent interim period preceding the date of their appointment, regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Corporation’s consolidated financial statements; and as such, no written report or oral advice was provided, and none was an important factor considered by the Corporation in reaching a decision as to the accounting, auditing or financial reporting issues; or (ii) or any matter that was either the subject of a disagreement or a reportable event, as there were none.

Ratification of Appointment of Independent Auditor

A proposal to ratify the appointment of Grant Thornton is being submitted to the stockholders.  Representatives of Grant Thornton are expected to attend the Annual Meeting and will be available to respond to appropriate questions and will have the opportunity to make a statement. Representatives of McGladrey are not expected to attend the Annual Meeting, but should they choose to attend, then the Corporation shall give them an opportunity to respond to appropriate questions and make a statement.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR RATIFICATION OF THE APPOINTMENT OF GRANT THORNTON, LLP AS INDEPENDENT AUDITOR FOR THE CORPORATION FOR THE FISCAL YEAR ENDING DECEMBER 31, 2009.

Audit Fees Paid to Independent Auditors

The following table represents fees for professional services rendered by McGladrey for the audit of the Corporation’s annual consolidated financial statements for the years ended December 31, 2007 and 2008 and fees billed for audit-related services, tax services and all other services rendered by the accounting firm for each of those fiscal years.

	Year ended December 31,
	2008	2007
Audit Fees[1]	$252,440	$283,750
Audit-Related Fees[2]	47,299	16,205
Tax Fees[3]	20,675	14,724
Total Fees	$320,414	$314,679
________________
[1]
These are fees paid for professional services rendered for the audit of the Corporation’s annual consolidated financial statements and for the reviews of the consolidated financial statements included in the Corporation’s quarterly reports on Form 10-Q, and for services normally provided in connection with statutory or regulatory filings or engagements.

[2]
These are fees paid for assurance and related services that were reasonably related to the performance of the audit or review of our consolidated financial statements and that are not reported under “Audit Fees” above, including fees related to audits of financial statements of employee benefit plans and any subsidiaries, and due diligence services.

[3]
These are fees paid for professional services rendered for tax compliance, tax planning and tax advice, including assistance in the preparation of the Corporation’s various federal, state and local tax returns, tax credit consultation and franchise tax return amendments.

Pre-Approval of Audit and Permissible Non-Audit Services

All audit-related services, tax services and other services rendered in 2007 and 2008 were pre-approved by the Audit Committee, which concluded that the provision of those services by McGladrey was compatible with the maintenance of the firm’s independence in the conduct of its auditing functions. The Committee’s charter provides for pre-approval of all audit and non-audit services to be provided by the Corporation’s independent auditor. The Charter authorizes the Committee to delegate to one or more of its members pre-approval authority with respect to permitted services, provided that any approvals using this procedure are presented to the Committee at its next scheduled meeting.

PROPOSAL 5:  CUMULATIVE VOTING AMENDMENT

The Board of Directors has approved and adopted for submission to stockholders an amendment to Section 6.3 of the Corporation’s Articles of Incorporation that would eliminate cumulative voting rights in the election of directors.

The proposed amendment reads as follows:

Section 6.3 is hereby amended and restated to read in its entirety as follows:

Section 6.3                      No Cumulative Voting in Election of Directors.

The shareholders of the Corporation shall not have the right to cumulate their votes in the election of directors.

Vote Required

In order to be implemented, this proposal must be approved at the Annual Meeting by the affirmative vote of the holders of a majority of the shares of common stock entitled to vote at the Annual Meeting.

Description of Cumulative Voting Rights and Purpose of the Proposed Amendment

Under North Carolina law, unless the articles of incorporation provide otherwise, each director is elected by a plurality of the votes cast in an election of directors. The Corporation’s Articles of Incorporation currently provide that stockholders shall have cumulative voting rights in the election of directors. Accordingly, in the election of directors, each holder of shares of stock entitled to vote is currently entitled to as many votes as shall equal the number of shares of such stock held, multiplied by the number of directors to be elected. A stockholder may cast all such votes for a single director nominee or may distribute the votes among director nominees as the stockholder sees fit.

For example, if there are five Board positions to be filled, a stockholder with 10 shares may cast 50 votes (i.e., 5 x 10). These votes may be cast for a single nominee or for more than one nominee, as the stockholder directs in his or her proxy. If five Board positions are to be filled and all shares of the Corporation’s outstanding common stock are voted at a meeting, then a stockholder holding approximately 16.7% of the Corporation’s common stock would have the power to cause at least one person to be elected as a director.

The percentage of shares required to cause one person to be elected as a director is reduced as (i) the number Board positions to be filled increases; and (ii) the number of shares voted at a meeting decreases.  For example, if there are nine Board positions to be filled, a stockholder with 10 shares may cast 90 votes (9 x 10). As before, these votes may be cast for a single nominee or for more than one nominee, as the stockholder directs in his or her proxy. If nine Board positions are to be filled and only 50% of the shares of the Corporation’s outstanding common stock are voted at a meeting, then a stockholder holding approximately 5.0% of the Corporation’s common stock would have the power to cause at least one person to be elected as a director.

The Board of Directors believes that it would be in the best interest of the Corporation and its stockholders to eliminate cumulative voting rights. Specifically, the Board believes that it is unwise to promote a system that allows one group of stockholders to cause the election of a representative that would owe loyalty to that electing group, rather than to all stockholders equally. In this sense, the Board believes that the purpose of cumulative voting rights is inconsistent with current law regarding the fiduciary duties of directors toward all stockholders, rather than to one stockholder or a particular group of stockholders. Cumulative voting may allow a minority of stockholders to pool their votes to obtain representation on the Board to further objectives that may be contrary to the majority of the stockholders. The Board believes that this sort of special interest element on the Board might steer the Corporation away from more broad based objectives. For the Board to work effectively for all stockholders, each director should feel a responsibility to the stockholders as a whole and not to any special group of minority stockholders.

The Board believes that non-cumulative voting, on the other hand, is more likely to lead to representation of the shared interests of all stockholders. When cumulative voting is not present, each director is elected by plurality vote and therefore a single stockholder or group may not elect a director that is not supported by the plurality. The Board believes that a non-cumulative, plurality system will be consistent with modern North Carolina law and the corporate laws of most jurisdictions.  The Board also believes that a non-cumulative, plurality system will best ensure that the Board will act for the benefit of all stockholders.

Previous Support for Eliminating Cumulative Voting

At the Corporation’s 2000 annual meeting of stockholders, an identical proposal to eliminate cumulative voting received the overwhelming support of the Corporation’s stockholders: of the then 853,725 shares eligible to vote, 512,229 shares voted in favor, while only 20,626 shares voted against and 2,665 shares abstained. Although approved by a majority of the Corporation’s outstanding shares of common stock, the proposal did not pass at that time because it was presented as part of a series of proposals, some of which required a greater vote.

At the Corporation’s 2008 annual meeting of stockholders, an identical proposal to eliminate cumulative voting received significant support of the Corporation’s stockholders but failed to receive the necessary affirmative vote of the holders of a majority of the shares entitled to vote: of the then 2,049,365 shares eligible to vote, 574,996 shares voted in favor, 573,810 shares voted against, 17,833 shares abstained and there were 209,400 broker non-votes. The Board believes that by engaging in a meaningful discussion with its stockholders, a sufficient number of votes will be secured to pass the proposal.

Special Considerations

While the Board of Directors has not recommended elimination of cumulative voting as an anti-takeover measure, it is recognized that the elimination of cumulative voting could, under certain circumstances, render more difficult or discourage a merger, tender offer or proxy contest, the assumption of control by a holder of a block of the Corporation’s stock or the removal of incumbent management, that some stockholders might believe to be in their best interests. The Board of Directors believes that an unsolicited, non-negotiated takeover proposal can seriously disrupt the business and management of a company and cause great expense.  Accordingly, the Board of Directors believes it is in the best interests of the Corporation and its stockholders to encourage potential acquirers to negotiate directly with management.  The Board believes that the elimination of cumulative voting will encourage such negotiations and discourage hostile takeover attempts.  It is also the Board’s view that these provisions should not discourage persons from proposing a merger or transaction at prices reflective of the true value of the Corporation and that otherwise is in the best interests of all stockholders.

Reservation of Rights

The Board of Directors reserves the right to abandon the proposed amendment without further action by the Corporation’s stockholders at any time before the filing of the necessary articles of amendment with the North Carolina Secretary of State, even if the proposed amendment has been approved by the stockholders at the Annual Meeting.  By voting in favor of the Cumulative Voting Amendment, stockholders also are expressly authorizing the Board of Directors to determine not to proceed with the Cumulative Voting Amendment if it should decide on that course of action.

Effectiveness of Change

Subject to the right of the Board of Directors to abandon the proposed amendment, as described above, if the proposal to eliminate cumulative voting is approved at the Annual Meeting, the Corporation will deliver, as soon as reasonably practicable, to the Secretary of State of North Carolina articles of amendment reflecting such approval, and the change will be effective as of the date of such filing.

THE BOARD OF DIRECTORS INTEND TO VOTE THEIR INDIVIDUAL SHARES OF COMMON STOCK FOR PROPOSAL 5:  CUMULATIVE VOTING AMENDMENT AND THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMEND A VOTE FOR PROPOSAL 5:  CUMULATIVE VOTING AMENDMENT.

PROPOSAL 6: COMMON STOCK AMENDMENT

General

The Board of Directors has approved and adopted for submission to stockholders an amendment to Article II of the Corporation's Articles of Incorporation to change the authorized number of shares and classes of capital stock of the Corporation by increasing the number of authorized shares of common stock of the Corporation from five million (5,000,000) to ten million (10,000,000) (the Common Stock Amendment).

The proposed amendment is set out in Appendix B to this Proxy Statement.

Vote Required

The Common Stock Amendment must be approved by the affirmative vote of the holders of a majority of the shares of common stock voted on the proposal.

Purpose of the Proposed Amendment

Currently, the Articles of Incorporation authorize the issuance of only five million (5,000,000) shares of common stock. As of April 1, 2009, the record date for the Annual Meeting, there were 2,031,337 shares of the Corporation’s common stock outstanding and there were approximately 1,091 stockholders of record.  In addition, as of April 1, 2009, the Corporation has authority to issue options to purchase up to 145,800 shares of common stock, and options to purchase 25,200 shares of common stock had been granted and were outstanding.

The additional authorized shares of common stock will be part of the existing class of common stock, will not affect the terms of the common stock or the rights of the holders of common stock, and will have the same rights and privileges as the shares of common stock presently outstanding.

The Board believes that an increased level of authorized common stock would benefit the Corporation in its ability to pursue strategies intended to support planned growth and to enhance stockholder value by ensuring that the Corporation has a sufficient number of authorized but unissued shares of common stock available for future use. The Board considers the proposed increase in the number of authorized shares of common stock is desirable because it would give the Corporation the necessary flexibility to issue common stock in connection with stock dividends and splits, equity financings, corporate mergers and acquisitions, and for other general corporate purposes. The Corporation currently has no written plans, arrangements, or understandings for the issuance of the additional shares of common stock to be authorized pursuant to this proposal.

As is the case with the shares of common stock that currently are authorized but unissued, if this amendment to the Corporation’s Articles of Incorporation is approved by our stockholders, the Board of Directors will have authority to issue the additional shares of common stock from time to time without the expenses and delay of a special meeting of stockholders or other stockholder action, except as may be required by applicable laws, regulatory authorities, or the rules of any stock exchange on which the Corporation’s securities are then listed.

Possible Effects on Holders of Common Stock

As is the case with the shares of common stock that currently are authorized but unissued, any future issuance of common stock may have a dilutive effect on earnings per share and on the equity and voting rights of those holding common stock at the time the additional shares are issued.

Effectiveness of Change

If the Common Stock Amendment is approved at the Meeting, the Corporation will deliver, as soon as reasonably practicable, to the Secretary of State of North Carolina articles of amendment reflecting such approval, and the changes will be effective as of the date of such filing.

THE BOARD OF DIRECTORS INTEND TO VOTE THEIR INDIVIDUAL SHARES OF COMMON STOCK FOR PROPOSAL 6: COMMON STOCK AMENDMENT AND THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMEND A VOTE FOR PROPOSAL 6: COMMON STOCK AMENDMENT.

STOCKHOLDER PROPOSALS FOR 2010

It is presently anticipated that the 2010 annual meeting of stockholders will be held on May 20, 2010.  In order for stockholder proposals to be included in the proxy materials for that meeting, such proposals must be received by the Secretary of the Corporation at the Corporation’s main office (2634 Durham Chapel Hill Blvd., Durham, North Carolina 27707) not later than December 31, 2009, and meet all other applicable requirements for inclusion in the 2010 Proxy Statement.

In the alternative, a stockholder may commence his own proxy solicitation subject to the SEC’s rules on proxy solicitation and may present a proposal from the floor at the 2010 annual meeting of stockholders.  In order to do so, the stockholder must notify the Secretary of the Corporation, in writing, of his proposal at the Corporation’s main office no later than March 16, 2010.  If the Secretary of the Corporation is not notified of the stockholder’s proposal by March 16, 2010, the Board of Directors may vote on the proposal pursuant to the discretionary authority granted by the proxies solicited by the Board of Directors for the 2010 annual meeting of stockholders.

According to the Corporation’s Bylaws, any stockholder nomination of candidates for election to the Board at an annual meeting of stockholders must be made in writing to the Corporation’s Secretary not fewer than 30 days nor more than 50 days prior to the date of the meeting at which such nominations will be made; provided, however, if less than 21 days notice of the meeting is given to stockholders, such nominations must be delivered to the Secretary not later than the close of business on the seventh day following the day on which the notice of meeting was mailed.

Stockholder nominations must contain the following information, if known to the nominating stockholder:

•      The name and address of each proposed nominee;
•      The principal occupation of each proposed nominee;
•	The total number of shares of common stock of the Corporation that will be voted for each proposed nominee;
•      The name and address of the nominating stockholder; and
•      The number of shares of common stock owned by the nominating stockholder.

The Board may disregard any nominations that do not comply with these requirements.  Upon the instruction of the Board, the inspector of voting for the annual meeting of stockholders may disregard all votes cast for a nominee if the nomination does not comply with these requirements.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the Corporation’s directors, executive officers and greater than 10% stockholders (“Reporting Persons”) to file reports of their ownership and any changes in ownership of common stock with the SEC.  Reporting Persons are required by regulation to provide the Corporation with a copy of any Section 16(a) reports they file.  Based on the Corporation’s review of copies of the reports received by it and written representations made to it by these persons, the Corporation believes that all Section 16(a) filing requirements applicable to its Reporting Persons were satisfied during the year ended December 31, 2008.

In 2005, Julia W. Taylor, the former President and Chief Executive Officer of the Corporation and the Bank was granted power of attorney by Selena W. Wheeler.  As disclosed in the stock ownership table above, Ms. Taylor is deemed to have beneficial ownership of Mrs. Wheeler’s shares, which together with other shares over which she is also deemed to have beneficial ownership, establishes Ms. Taylor as a greater than 10% stockholder for Section 16(a) reporting purposes.  Ms. Taylor failed to file the necessary Form 3 with the SEC, which became due upon her becoming a greater than 10% stockholder.  We anticipate that the Form 3 will be filed as soon as possible.

OTHER MATTERS

Because no matters were presented to management on or prior to March 10, 2009, it is intended that the proxyholders named in the enclosed form of proxy will vote the shares represented thereby on any matters properly coming before the Annual Meeting, according to their best judgment, pursuant to the discretionary authority granted therein.  As of the date of this mailing, management knows of no other matters to be presented for consideration at the Annual Meeting or any adjournments thereof.

MISCELLANEOUS

The Corporation’s annual report to stockholders for the year ended December 31, 2008 and Form 10-K, filed with the SEC, have been mailed with this Proxy Statement to all stockholders of record as of April 1, 2009.  Any stockholder who has not received a copy of the annual report or Form 10-K may obtain a copy without charge by writing to the Corporation.  Please make your written request to the Secretary, M&F Bancorp, Inc., 2634 Durham Chapel Hill Blvd., Durham, North Carolina 27707. The annual report and Form 10-K are not to be treated as part of this Proxy Statement or as a solicitation of proxies.

BY ORDER OF THE BOARD OF DIRECTORS

Kim D. Saunders
President and Chief Executive Officer
                                Durham, North Carolina
                                April 30, 2009

Appendix A

Article 13 of the North Carolina Business Corporation Act

Dissenters’ Rights.

Part 1.  Right to Dissent and Obtain Payment for Shares.

§ 55-13-01. Definitions.
In this Article:
(1)	“Corporation” means the issuer of the shares held by a dissenter before the corporate action, or the surviving or acquiring corporation by merger or share exchange of that issuer.
(2)	“Dissenter” means a shareholder who is entitled to dissent from corporate action under G.S. 55-13-02 and who exercises that right when and in the manner required by G.S. 55-13-20 through 55-13-28.
(3)
“Fair value”, with respect to a dissenter’s shares, means the value of the shares immediately before the effectuation of the corporate action to which the dissenter objects, excluding any appreciation or depreciation in anticipation of the corporate action unless exclusion would be inequitable.

(4)
“Interest” means interest from the effective date of the corporate action until the date of payment, at a rate that is fair and equitable under all the circumstances, giving due consideration to the rate currently paid by the corporation on its principal bank loans, if any, but not less than the rate provided in G.S. 24-1.

(5)
“Record shareholder” means the person in whose name shares are registered in the records of a corporation or the beneficial owner of shares to the extent of the rights granted by a nominee certificate on file with a corporation.

(6)	“Beneficial shareholder” means the person who is a beneficial owner of shares held in a voting trust or by a nominee as the record shareholder.
(7)
“Shareholder” means the record shareholder or the beneficial shareholder. (1925, c. 77, s. 1; 1943, c. 270; G.S., s. 55-167; 1955, c. 1371, s. 1; 1969, c. 751, s. 39; 1973, c. 469, ss. 36, 37; 1989, c. 265, s. 1.)

§ 55-13-02. Right to dissent.
(a)           In addition to any rights granted under Article 9, a shareholder is entitled to dissent from, and obtain payment of the fair value of his shares in the event of, any of the following corporate actions:
(1)
Consummation of a plan of merger to which the corporation (other than a parent corporation in a merger whose shares are not affected under G.S. 55-11-04) is a party unless (i) approval by the shareholders of that corporation is not required under G.S. 55-11-03(g) or (ii) such shares are then redeemable by the corporation at a price not greater than the cash to be received in exchange for such shares;

(2)
Consummation of a plan of share exchange to which the corporation is a party as the corporation whose shares will be acquired, unless such shares are then redeemable by the corporation at a price not greater than the cash to be received in exchange for such shares;

(2a)	Consummation of a plan of conversion pursuant to Part 2 of Article 11A of this Chapter;
(3)
Consummation of a sale or exchange of all, or substantially all, of the property of the corporation other than as permitted by G.S. 55-12-01, including a sale in dissolution, but not including a sale pursuant to court order or a sale pursuant to a plan by which all or substantially all of the net proceeds of the sale will be distributed in cash to the shareholders within one year after the date of sale;

(4)
An amendment of the articles of incorporation that materially and adversely affects rights in respect of a dissenter’s shares because it (i) alters or abolishes a preferential right of the shares; (ii) creates, alters, or abolishes a right in respect of redemption, including a provision respecting a sinking fund for the redemption or repurchase, of the shares; (iii) alters or abolishes a preemptive right of the holder of the shares to acquire shares or other securities; (iv) excludes or limits the right of the shares to vote on any matter, or to cumulate votes, other than an amendment of the articles of incorporation permitting action without meeting to be taken by less than all shareholders entitled to vote, without advance notice, or both, as provided in G.S. 55-7-04; (v) reduces the number of shares owned by the shareholder to a fraction of a share if the fractional share so created is to be acquired for cash under G.S. 55-6-04; or (vi) changes the corporation into a nonprofit corporation or cooperative organization; or

(5)
Any corporate action taken pursuant to a shareholder vote to the extent the articles of incorporation, bylaws, or a resolution of the board of directors provides that voting or nonvoting shareholders are entitled to dissent and obtain payment for their shares.

(b)           A shareholder entitled to dissent and obtain payment for his shares under this Article may not challenge the corporate action creating his entitlement, including without limitation a merger solely or partly in exchange for cash or other property, unless the action is unlawful or fraudulent with respect to the shareholder or the corporation.

(c)           Notwithstanding any other provision of this Article, there shall be no right of shareholders to dissent from, or obtain payment of the fair value of the shares in the event of, the corporate actions set forth in subdivisions
                (1), (2), or (3) of subsection (a) of this section if the affected shares are any class or series which, at the record date fixed to determine the shareholders entitled to receive notice of and to vote at the meeting at which the plan of merger or share exchange or the sale or exchange of property is to be acted on, were (i) listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc., or (ii) held by at least 2,000 record shareholders. This subsection does not apply in cases in which either:
(1)	The articles of incorporation, bylaws, or a resolution of the board of directors of the corporation issuing the shares provide otherwise; or
(2)	In the case of a plan of merger or share exchange, the holders of the class or series are required under the plan of merger or share exchange to accept for the shares anything except:
a.	Cash;
b.
Shares, or shares and cash in lieu of fractional shares of the surviving or acquiring corporation, or of any other corporation which, at the record date fixed to determine the shareholders entitled to receive notice of and vote at the meeting at which the plan of merger or share exchange is to be acted on, were either listed subject to notice of issuance on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc., or held by at least 2,000 record shareholders; or

c.
A combination of cash and shares as set forth in sub-subdivisions a. and b. of this subdivision. (1925, c. 77, s. 1; c. 235; 1929, c. 269; 1939, c. 279; 1943, c. 270; G.S., ss. 55-26, 55-167; 1955, c. 1371, s. 1; 1959, c. 1316, ss. 30, 31; 1969, c. 751, ss. 36, 39; 1973, c. 469, ss. 36, 37; c. 476, s. 193; 1989, c. 265, s. 1; 1989 (Reg. Sess., 1990), c. 1024, s. 12.18; 1991, c. 645, s. 12; 1997-202, s. 1; 1999-141, s. 1; 2001-387, s. 26; 2003-157, s. 1.)

§ 55-13-03. Dissent by nominees and beneficial owners.
(a)           A record shareholder may assert dissenters’ rights as to fewer than all the shares registered in his name only if he dissents with respect to all shares beneficially owned by any one person and notifies the corporation in writing of the name and address of each person on whose behalf he asserts dissenters’ rights.  The rights of a partial dissenter under this subsection are determined as if the shares as to which he dissents and his other shares were registered in the names of different shareholders.
(b)          A beneficial shareholder may assert dissenters’ rights as to shares held on his behalf only if:
(1)	He submits to the corporation the record shareholder’s written consent to the dissent not later than the time the beneficial shareholder asserts dissenters’ rights; and
(2)
He does so with respect to all shares of which he is the beneficial shareholder.  (1925, c. 77, s. 1; 1943, c. 270; G.S., s. 55-167; 1955, c. 1371, s. 1; 1969, c. 751, s. 39; 1973, c. 469, ss. 36, 37; 1989, c. 265, s. 1.)

§§ 55-13-04 through 55-13-19. Reserved for future codification purposes.

Part 2. Procedure for Exercise of dissenters’ rights.

§ 55-13-20. Notice of dissenters’ rights.
(a)           If proposed corporate action creating dissenters’ rights under G.S. 55-13-02 is submitted to a vote at a shareholders’ meeting, the meeting notice must state that shareholders are or may be entitled to assert dissenters’
               rights under this Article and be accompanied by a copy of this Article.
(b)           If corporate action creating dissenters’ rights under G.S. 55-13-02 is taken without a vote of shareholders or is taken by shareholder action without meeting under G.S. 55-7-04, the corporation shall no later than 10 days thereafter notify in writing all shareholders entitled to assert dissenters’ rights that the action was taken and send them the dissenters’ notice described in G.S. 55-13-22. A shareholder who consents to shareholder action taken without meeting under G.S. 55-7-04 approving a corporate action is not entitled to payment for the shareholder’s shares under this Article with respect to that corporate action.
(c)           If a corporation fails to comply with the requirements of this section, such failure shall not invalidate any corporate action taken; but any shareholder may recover from the corporation any damage which he suffered from such failure in a civil action brought in his own name within three years after the taking of the corporate action creating dissenters’ rights under G.S. 55-13-02 unless he voted for such corporate action. (1925, c. 77, s. 1; c.
               235; 1929, c. 269; 1939, c. 5; c. 279; 1943, c. 270; G.S., ss. 55-26, 55-165, 55-167; 1955, c. 1371, s. 1; 1969, c. 751, s. 39; 1973, c. 469, ss. 36, 37; 1989, c. 265, s. 1; 2002-58, s. 2.)

§ 55-13-21. Notice of intent to demand payment.
(a)           If proposed corporate action creating dissenters’ rights under G.S. 55-13-02 is submitted to a vote at a shareholders’ meeting, a shareholder who wishes to assert dissenters’ rights:
(1)
Must give to the corporation, and the corporation must actually receive, before the vote is taken written notice of his intent to demand payment for his shares if the proposed action is effectuated; and

(2)	Must not vote his shares in favor of the proposed action.
(b)           A shareholder who does not satisfy the requirements of subsection (a) is not entitled to payment for his shares under this Article. (1925, c. 77, s. 1; 1943, c. 270; G.S., s. 55-167; 1955, c. 1371, s. 1; 1969, c. 751, s. 39; 1973, c.
               469, ss. 36, 37; 1989, c. 265, s. 1.)

§ 55-13-22. Dissenters’ notice.
(a)           If proposed corporate action creating dissenters’ rights under G.S. 55-13-02 is approved at a shareholders’ meeting, the corporation shall mail by registered or certified mail, return receipt requested, a written dissenters’
                notice to all shareholders who satisfied the requirements of G.S. 55-13-21.
(b)           The dissenters’ notice must be sent no later than 10 days after shareholder approval, or if no shareholder approval is required, after the approval of the board of directors, of the corporate action creating dissenters’
                rights under G.S. 55-13-02, and must:
(1)	State where the payment demand must be sent and where and when certificates for certificated shares must be deposited;
(2)	Inform holders of uncertificated shares to what extent transfer of the shares will be restricted after the payment demand is received;
(3)	Supply a form for demanding payment;
(4)	Set a date by which the corporation must receive the payment demand, which date may not be fewer than 30 nor more than 60 days after the date the subsection (a) notice is mailed; and
(5)
Be accompanied by a copy of this Article. (1925, c. 77, s. 1; 1943, c. 270; G.S., s. 55-167; 1955, c. 1371, s. 1; 1969, c. 751, s. 39; 1973, c. 469, ss. 36, 37; 1989, c. 265, s. 1; 1997-485, s. 4; 2001-387, s. 27; 2002-58, s. 3.)

§ 55-13-23. Duty to demand payment.
(a)           A shareholder sent a dissenters’ notice described in G.S. 55-13-22 must demand payment and deposit his share certificates in accordance with the terms of the notice.
(b)           The shareholder who demands payment and deposits his share certificates under subsection (a) retains all other rights of a shareholder until these rights are cancelled or modified by the taking of the proposed corporate action.
(c)           A shareholder who does not demand payment or deposit his share certificates where required, each by the date set in the dissenters’ notice, is not entitled to payment for his shares under this Article. (1925, c. 77, s. 1;
               1943, c. 270; G.S., s. 55-167; 1955, c. 1371, s. 1; 1969, c. 751, s. 39; 1973, c. 469, ss. 36, 37; 1989, c. 265, s. 1.)

§ 55-13-24. Share restrictions.
(a)           The corporation may restrict the transfer of uncertificated shares from the date the demand for their payment is received until the proposed corporate action is taken or the restrictions released under G.S. 55-13-26.
(b)           The person for whom dissenters’ rights are asserted as to uncertificated shares retains all other rights of a shareholder until these rights are cancelled or modified by the taking of the proposed corporate action. (1925, c.
                77, s. 1; 1943, c. 270; G.S., s. 55-167; 1955, c. 1371, s. 1; 1969, c. 751, s. 39; 1973, c. 469, ss. 36, 37; 1989, c. 265, s. 1.)

§ 55-13-25. Payment.
(a)           As soon as the proposed corporate action is taken, or within 30 days after receipt of a payment demand, the corporation shall pay each dissenter who complied with G.S. 55-13-23 the amount the corporation estimates to be the fair value of his shares, plus interest accrued to the date of payment.
(b)           The payment shall be accompanied by:
(1)
The corporation’s most recent available balance sheet as of the end of a fiscal year ending not more than 16 months before the date of payment, an income statement for that year, a statement of cash flows for that year, and the latest available interim financial statements, if any;

(2)	An explanation of how the corporation estimated the fair value of the shares;
(3)	An explanation of how the interest was calculated;
(4)	A statement of the dissenter’s right to demand payment under G.S. 55-13-28; and
(5)	A copy of this Article. (1925, c. 77, s. 1; 1943, c. 270; G.S., s. 55-167; 1955, c. 1371, s. 1; 1969, c. 751, s. 39; 1973, c. 469, ss. 36, 37; 1989, c. 265, s. 1; c. 770, s. 69; 1997-202, s. 2.)

§ 55-13-26. Failure to take action.
(a)           If the corporation does not take the proposed action within 60 days after the date set for demanding payment and depositing share certificates, the corporation shall return the deposited certificates and release the transfer restrictions imposed on uncertificated shares.
(b)           If after returning deposited certificates and releasing transfer restrictions, the corporation takes the proposed action, it must send a new dissenters’ notice under G.S. 55-13-22 and repeat the payment demand procedure.
                (1925, c. 77, s. 1; 1943, c. 270; G.S., s. 55-167; 1955, c. 1371, s. 1; 1969, c. 751, s. 39; 1973, c. 469, ss. 36, 37; 1989, c. 265, s. 1.)

§ 55-13-27. Reserved for future codification purposes.

§ 55-13-28. Procedure if shareholder dissatisfied with corporation’s payment or failure to perform.
(a)           A dissenter may notify the corporation in writing of his own estimate of the fair value of his shares and amount of interest due, and demand payment of the amount in excess of the payment by the corporation under G.S.
               55-13-25 for the fair value of his shares and interest due, if:
(1)	The dissenter believes that the amount paid under G.S. 55-13-25 is less than the fair value of his shares or that the interest due is incorrectly calculated;
(2)	The corporation fails to make payment under G.S. 55-13-25; or
(3)
The corporation, having failed to take the proposed action, does not return the deposited certificates or release the transfer restrictions imposed on uncertificated shares within 60 days after the date set for demanding payment.

(b)           A dissenter waives his right to demand payment under this section unless he notifies the corporation of his demand in writing (i) under subdivision (a)(1) within 30 days after the corporation made payment for his shares or (ii) under subdivisions (a)(2) and (a)(3) within 30 days after the corporation has failed to perform timely. A dissenter who fails to notify the corporation of his demand under subsection (a) within such 30-day period shall be deemed to have withdrawn his dissent and demand for payment. (1925, c. 77, s. 1; 1943, c. 270; G.S., s. 55-167; 1955, c. 1371, s. 1; 1969, c. 751, s. 39; 1973, c. 469, ss. 36, 37; 1989, c. 265, s. 1; 1997-202, s. 3.)

§ 55-13-29. Reserved for future codification purposes.

Part 3. Judicial Appraisal of Shares.

§ 55-13-30. Court action.
(a)           If a demand for payment under G.S. 55-13-28 remains unsettled, the dissenter may commence a proceeding within 60 days after the earlier of (i) the date payment is made under G.S. 55-13-25, or (ii) the date of the dissenter’s payment demand under G.S. 55-13-28 by filing a complaint with the Superior Court Division of the General Court of Justice to determine the fair value of the shares and accrued interest. A dissenter who takes no action within the 60-day period shall be deemed to have withdrawn his dissent and demand for payment.
(a1)           Repealed by Session Laws 1997-202, s. 4.
(b)           Reserved for future codification purposes.
(c)           The court shall have the discretion to make all dissenters (whether or not residents of this State) whose demands remain unsettled parties to the proceeding as in an action against their shares and all parties must be served with a copy of the complaint. Nonresidents may be served by registered or certified mail or by publication as provided by law.
(d)           The jurisdiction of the superior court in which the proceeding is commenced under subsection (a) is plenary and exclusive. The court may appoint one or more persons as appraisers to receive evidence and recommend decision on the question of fair value. The appraisers have the powers described in the order appointing them, or in any amendment to it. The parties are entitled to the same discovery rights as parties in other civil proceedings. The proceeding shall be tried as in other civil actions. However, in a proceeding by a dissenter in a corporation that was a public corporation immediately prior to consummation of the corporate action giving rise to the right of dissent under G.S. 55-13-02, there is no right to a trial by jury.
(e)           Each dissenter made a party to the proceeding is entitled to judgment for the amount, if any, by which the court finds the fair value of his shares, plus interest, exceeds the amount paid by the corporation. (1925, c. 77, s. 1; 1943, c. 270; G.S., s. 55-167; 1955, c. 1371, s. 1; 1969, c. 751, s. 39; 1973, c. 469, ss. 36, 37; 1989, c. 265, s. 1; 1997-202, s. 4; 1997-485, ss. 5, 5.1.)

§ 55-13-31. Court costs and counsel fees.
(a)           The court in an appraisal proceeding commenced under G.S. 55-13-30 shall determine all costs of the proceeding, including the reasonable compensation and expenses of appraisers appointed by the court, and shall assess the costs as it finds equitable.
(b)           The court may also assess the fees and expenses of counsel and experts for the respective parties, in amounts the court finds equitable:
(1)	Against the corporation and in favor of any or all dissenters if the court finds the corporation did not substantially comply with the requirements of G.S. 55-13-20 through 55-13-28; or
(2)
Against either the corporation or a dissenter, in favor of either or any other party, if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously, or not in good faith with respect to the rights provided by this Article.

(c)           If the court finds that the services of counsel for any dissenter were of substantial benefit to other dissenters similarly situated, and that the fees for those services should not be assessed against the corporation, the court may award to these counsel reasonable fees to be paid out of the amounts awarded the dissenters who were benefited. (1925, c. 77, s. 1; 1943, c. 270; G.S., s. 55-167; 1955, c. 1371, s. 1; 1969, c. 751, s. 39; 1973, c. 469, ss. 36, 37;
               1989, c. 265, s. 1.)

Appendix B

The Preferred Stock Amendment and the Common Stock Amendment read as follows:

Article II is hereby amended and restated to read in its entirety as follows:

Article II

Section 2.1. Total Authorized Shares of Capital Stock.  The Corporation shall have authority to issue a total of 15,000,000 shares of capital stock, divided into classes as follows:

Class	Number of Shares	Par Value
Common Stock	10,000,000	None
Preferred Stock	5,000,000	$.01

Section 2.2.  Common Stock.  The shares of Common Stock shall be of one and the same class.  Subject to the rights of holders of the Preferred Stock as determined by the Board of Directors pursuant to Section 2.3 hereof and by the North Carolina Business Corporation Act as now constituted or hereafter amended, the holders of shares of Common Stock shall have one vote per share on all matters on which holders of shares of Common Stock are entitled to vote and shall be entitled to participate pro rata after preferential rights of holders of Preferred Stock in the distribution of the net assets of the Corporation upon dissolution.

Section 2.3.  Preferred Stock.  The shares of Preferred Stock may be issued from time to time by the Corporation, and the Board of Directors may create and divide such shares into series within that class, and such shares and the shares of each such series shall have such voting powers, full or limited, or no voting powers, and such designations, preferences, limitations and relative rights (or qualifications, conditions or restrictions thereon) as the Board of Directors may and hereby is authorized to determine.

ANNUAL MEETING OF STOCKHOLDERS OF

M&F BANCORP, INC.

June 9, 2009

PROXY VOTING INSTRUCTIONS

MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible.
- OR -
TELEPHONE - Call toll-free 1-800-PROXIES (1-800-776-9437) in the United States or 1-718-921-8500 from foreign countries and follow the instructions. Have your proxy card available when you call.
- OR -
INTERNET - Access “ www.voteproxy.com ” and follow the on-screen instructions. Have your proxy card available when you access the web page.
- OR -
IN PERSON - You may vote your shares in person by attending the Annual Meeting.

COMPANY NUMBER
ACCOUNT NUMBER

You may enter your voting instructions at 1-800-PROXIES in the United States or 1-718-921-8500 from foreign countries or www.voteproxy.com up until 11:59 PM Eastern Time the day before the cut-off or meeting date.

i   Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet.   i

¢ 20533300000000000000 8	061008

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE NOMINEES AND LISTED PROPOSALS.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS
SHOWN HERE   ☒

					FOR	AGAINST	ABSTAIN
1.Elect seven people to serve on the Board of Directors of the Corporation until the 2010 annual meeting of stockholders or until their successors are elected and qualified;				2.Amend the Articles of Incorporation of the Corporation to eliminate preemptive rights for stockholders;	☐	☐	☐
☐	FOR ALL NOMINEES	NOMINEES m Willie T. Closs, Jr. m Michael L. Lawrence m Joseph M. Sansom m Kim D. Saunders m Aaron L. Spaulding m James H. Speed, Jr. m James A. Stewart		3.Amend the Articles of Incorporation of the Corporation to establish a class of preferred stock;	☐	☐	☐
☐	WITHHOLD AUTHORITY FOR ALL NOMINEES			4.Ratify the appointment of Grant Thornton, LLP as the independent auditor for the Corporation for the fiscal year ending December 31, 2009;	☐	☐	☐
☐	FOR ALL EXCEPT (See instructions below)			5.Amend the Articles of Incorporation of the Corporation to eliminate cumulative voting rights in the election of directors;	☐	☐	☐
INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here:   ●

Shareholders may cumulate their votes for one or more directors. To cumulate votes, place the number of votes for a nominee on the line next to such nominee’s name. The total votes cast for one or more nominees may not be more than seven (7).
				6.Amend the Articles of Incorporation of the Corporation to increase the number of authorized shares of common stock of the Corporation from five million (5,000,000) to ten million (10,000,000); and	☐	☐	☐

7.Consider any other business that may properly be brought before the Annual Meeting or any adjournment thereof. The Corporation’s Board of Directors does not know of any other business to be considered at the Annual Meeting.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.
☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:

¢	Note:
Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

¢

☐

M&F BANCORP, INC. 2634 Durham Chapel Hill Boulevard P.O. Box 1932 (27702) Durham, NC 27707 (919) 687-7800

This Proxy is solicited by the Board of Directors in connection with the Annual Meeting of the Stockholders of M&F BANCORP, INC. (the “Corporation”). The undersigned hereby appoints_______________________________________________ or any of them, as Proxies of the undersigned, with full power of substitution to vote, as designated on the reverse side of this Proxy, the number of shares of common stock of the Corporation held of record by the undersigned on April 1, 2009 on the proposals set forth on the reverse and described in the accompanying Proxy Statement at the Annual Meeting of Stockholders of the Company to be held on Tuesday, June 9, 2009, at 6:00 p.m. at the M&F Bank Corporate Center, 2634 Durham Chapel Hill Boulevard, Durham, NC 27707.

This Proxy will be voted as directed. If you execute and return this Proxy but do not specify otherwise, this Proxy will be voted FOR all the nominees and FOR the proposals listed on the reverse, and, in the Proxies’ discretion, on any other matter that may properly come before the meeting. This Proxy is revocable prior to its exercise.

The above signed acknowledge(s) receipt from the Corporation, prior to the election of this proxy, of a Notice of Annual Meeting and a Proxy Statement dated April 30, 2009.

(Continued and to be signed on the reverse side)
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